As filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ryde Group Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Duo Tower, 3 Fraser Street, #08-21

Singapore 189352

+65-9665-3216

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Meng Ding, Esq. Sidley Austin c/o 39/F, Two Int’l Finance Centre 8 Finance St, Central, Hong Kong +852 2509-7888

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus (Subject to Completion)

Dated May 17, 2024

Class A Ordinary Shares

Ryde Group Ltd

This prospectus relates to the resale by the selling shareholders (the “Selling Shareholders”) named in this prospectus from time to time of up to 1,132,242 Class A Ordinary Shares, par value US$0.0002 per share (the “Class A Ordinary Shares”).

Our registration of the Class A Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of such Class A Ordinary Shares. The Selling Shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Class A Ordinary Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders named in this prospectus.

Any Class A Ordinary Shares subject to resale hereunder have been issued by us and acquired by the Selling Shareholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Class A Ordinary Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the Class A Ordinary Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our Class A Ordinary Shares.

Our Class A Ordinary Shares are traded on the NYSE American under the symbol “RYDE”. On May 16, 2024, the closing price of our Class A Ordinary Shares on the NYSE American was US$7.80 per share.

Investing in the Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the Class A Ordinary Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Class A Ordinary Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offeror solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” section of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

i

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

Our vision is to become a “Super mobility app” where multiple mobility tools can be accessed and function seamlessly out of a single app, offering ultimate convenience and reliability for our customers. We currently operate in Singapore, with our core businesses in the following segments: (i) mobility, where we provide on-demand and scheduled carpooling and ride-hailing services, matching riders to our driver partners; and (ii) quick commerce, where we provide on-demand, scheduled, and multi-stop parcel delivery services.

Mobility

Our mobility business segment includes carpooling and ride-hailing.

Carpooling refers to services that connect riders with driver partners who provide rides in a variety of vehicles, such as cars of different seating capacities. Carpooling is about sharing rides and is provided via our RydePOOL service in our mobile app. We launched carpooling through our RydePOOL service in Singapore. RydePOOL allows real-time, on-demand bookings as well as advance bookings via our Schedule Pickup function, and only allows seating capacity for one rider per request, while riders may have to share their ride with other riders.

Ride-hailing refers to services that connect riders with private-hire or taxi drivers, with the rider having the option to choose the type of ride from a variety of vehicles, such as cars of different seating capacities and make. We started off with only carpooling services, but ride-hailing services was a natural adjacency for us as we have the technology and the platform to enable it. Our ride-hailing services allow riders to determine the number of seats they require for the trip, and offers real-time, on-demand bookings as well as advance bookings and multi-stop options. We started to grow our offerings in this space and currently have the following different service offerings: RydeX, RydeXL, RydeLUXE, RydeFLASH, RydePET, RydeHIRE, and RydeTAXI services.

Quick Commerce

Quick Commerce is a package delivery booking service, which enables driver partners to accept bookings for package delivery services through our driver partner app. Our partners that fulfill deliveries range from driver partners to motorcyclists and walkers as well. Consumers can arrange for instant deliveries and cater for different package sizes. E-commerce businesses, Food and Beverage businesses and social sellers can utilize our last mile delivery services to their customers as an option as well. We provide our quick commerce service through our RydeSEND offering, which comprises of real-time on-demand, scheduled, and multi-stop parcel delivery services.

Recent Development

In February 2023, Ryde Technologies Pte. Ltd. completed the purchase of Meili Technologies Pte. Ltd. (“Meili”), and the purchase consideration was satisfied by the issuance of exchangeable notes to the shareholders of Meili (“Meili Noteholders”) each exchangeable into shares in the Company. In March 2024, we completed the issuance of Class A Ordinary Shares to Meili Noteholders pursuant to an exchange of their exchangeable notes under the exchangeable note subscription agreement dated April 12, 2023 entered into between them and Ryde Technologies Pte. Ltd.

On March 6, 2024, Ryde Group Ltd (the “Company”) entered into an underwriting agreement with Maxim Group LLC, as underwriter named thereof, in connection with its initial public offering (“IPO”) of 3,000,000 Class A Ordinary Shares, par value US$0.0002 per share at a price of US$4.00 per share. The Company’s Registration Statement on Form F-1 (File No. 333-274283) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 31, 2023 was declared effective by the Commission on February 28, 2024. On March 8, 2024, the Company consummated its IPO. The Company received gross proceeds in the amount of US$12 million before deducting any underwriting discounts or expenses.

On March 14, 2024, Maxim Group LLC., the underwriter of the initial public offering (the “IPO”) of the Company, notified the Company of their decision to exercise the over-allotment option to purchase an additional 200,350 Class A Ordinary Shares of the Company, par value US$0.0002 per share, at a price of US$4.00 per share. The closing for the sale of the Over-allotment Class A Ordinary Shares took place on March 15, 2024. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the Over-allotment Class A Ordinary Shares, totaled approximately US$0.8 million, before deducting underwriting discounts and other related expenses.

On April 22, 2024, the Company has filed Form S-8 under the Securities Act to register 1,557,104 Class A Ordinary Shares of a par value of US$0.0002 each, reserved for issuance under the 2023 Share Incentive Plan.

On May 14, 2024, the Company incorporated two new subsidiaries in the British Virgin Islands, namely RGT (BVI) Ltd and RCS (BVI) Ltd.

1

Our Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

●	Robust service offerings consisting of mobility and quick commerce;

●	Unique commission structure enhances customer and driver retention;

●	ability to scale as a platform;

●	competitive technology; and

●	experienced management and technical team.

Our Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

●	actively expand service offering portfolio;

●	expand our business to other countries through the continued replication of our successful business model; and

●	expansion of our business through acquisitions, joint ventures or strategic alliances.

Risks and Challenges

Investing in our Class A Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” section of this prospectus, which you should carefully consider before making a decision to purchase the Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose all or part of your investment.

We believe some of the major risks and uncertainties that may materially and adversely affect us include the following:

Risks Relating to Our Business and Industry

●	Our business is still in an early stage of growth. If our business does not continue to grow, or our aspirations to become a super mobility app do not materialize, grows slower than expected, fails to grow as large as expected, or fails to turn profitable, our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

●	We face intense competition across the segments and in the market we serve.

●	We may not be able to continue to raise sufficient capital or achieve or sustain profitability.

●	Our ability to achieve profitability is dependent on our ability to reduce the amount of driver partner and consumer incentives we pay relative to the commissions and fees we receive for our services.

●	Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business and prospects.

●	Our brand and reputation are amongst our most important assets and are critical to the success of our business.

●	If we fail to manage our growth effectively, our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

●	If we are required to reclassify driver partners as employees or otherwise, or if driver partners and/or employees unionize, there may be adverse business, financial, tax, legal and other consequences.

2

●	Security, privacy, or data breaches involving sensitive, personal or confidential information could also expose us to liability under various laws and regulations, decrease trust in our platform, and increase the risk of litigation and governmental investigation.

●	Improper, dangerous, illegal or otherwise inappropriate activity by consumers or driver partners or other third parties could harm our business and reputation and expose us to liability.

●	We are subject to risks associated with strategic alliances and partnerships.

●	We rely significantly on third-party cloud infrastructure services providers and any disruption of or interference with the use of our services could adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

●	The proper uninterrupted functioning of our highly complex technology platform is essential to our business.

●	Our business depends upon the interoperability of our mobile app and platform with different devices, operating systems and third-party software that we do not control.

●	If we do not adequately protect our intellectual property rights, or if third parties claim that we are misappropriating the intellectual property of others, we may incur significant costs and our business operations, financial performance, financial condition, results of operations and prospects may be adversely affected.

●	We may not be able to make acquisitions or investments, or successfully integrate them into our business.

●	Any failure by us or our third-party service providers to comply with applicable anti-money laundering or other related laws and regulations could damage our business operations, reputation, financial performance, financial condition, and results of operation, or subject us to other risks.

●	We rely on our partnerships with financial institutions and other third parties for payment processing infrastructure and for the provision of services through our platform.

●	Unfavorable media coverage could harm our business operations, financial performance, financial condition, results of operations and prospects.

●	We rely on the Land Transport Authority of Singapore for the validity of certain licences.

●	We depend on talented, experienced and committed personnel, including engineers, to grow and operate our business, and if we are unable to recruit, train, motivate and retain qualified personnel, particularly in the technology sector, our business operations, financial performance, financial condition, results of operations and prospects may be materially and adversely affected.

●	Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved could expose us to monetary damages or limit the ability to operate our business.

●	We track certain operating metrics with internal systems and tools and do not independently verify such metrics. Certain of our operating metrics are subject to inherent challenges in measurement, and any real or perceived inaccuracies in such metrics may adversely affect our business and reputation.

●	Our use of open-source software (OSS) under restrictive licenses could: (i) adversely affect our ability to license and commercialize certain elements of our proprietary code based on the commercial terms of our choosing; (ii) result in a loss of our trade secrets or other intellectual property rights with respect to certain portions of our proprietary code; and (iii) subject us to litigation and other disputes.

●	Increases in fuel, energy, and other costs could adversely affect us.

●	We allow consumers to pay for rides through our platform using cash, which raises numerous operational and safety concerns.

●	We have insurance coverage provided by third parties, and we are subject to the risk that this may be insufficient or that insurance providers may be unable to meet their obligations.

●	We have plans to expand to other countries and are therefore subject to potential risks associated with operating and investing in these countries.

●	Negative publicity, including those relating to any of our Directors, executive officers, shareholders of more than 5% of our ordinary shares, may adversely affect our share price.

●	Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we have plans to expand into in the future could adversely affect our operations.

3

Risks Relating to Our Securities

●	An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Class A Ordinary Shares on the NYSE American which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences for U.S. investors who own our securities.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE American corporate governance listing standards.

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the NYSE American.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.

●	Future issuance of Shares by us and sale of Shares by our and/or by our existing shareholders may adversely affect the price of our Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	The conversion of by the holders of Class B Ordinary Shares into Class A Ordinary Shares will result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

●	We may not be able to declare dividends in the future.

In addition, we face risks and uncertainties related to our compliance with applicable regulations and policies in our principal markets and operations. See “Risk Factors” and other information included in this prospectus for a detailed discussion of the above and other challenges and risks.

4

Corporate History and Structure

The chart below sets out our corporate structure as of the date hereof.

Corporate Information

Our principal executive offices are located at Duo Tower, 3 Fraser Street, #08-21, Singapore 189352. Our telephone number at this address is +65-9665-3216. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We are a foreign private issuer under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. See “Risk Factors—Risks Relating to Our Business and Industry—We are a foreign private issuer within the meaning under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.”

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our corporate website is www.rydesharing.com. The information contained on our website is not a part of this prospectus.

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

5

We will remain an emerging growth company until the earliest of  (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Conventions Which Apply to This Prospectus

Unless otherwise stated or unless the context otherwise requires, in this prospectus:

●	“Ryde,” “we,” “us,” “our company” and “our” refer to Ryde Group Ltd, a Cayman Islands exempted company, and its subsidiaries;

●	“Singapore” refers to the Republic of Singapore;

●	“Class A Ordinary Shares” refer to our Class A ordinary shares, of nominal or par value US$0.0002 per share;

●	“Class B Ordinary Shares” refer to our Class B ordinary shares, of nominal or par value US$0.0002 per share;

●	“consumer” refer to an end-user who uses services offered by or through us;

●	“driver-partner” refer to an independent third-party contractor who provides mobility and/or quick commerce services on our platform;

●	“ride-hailing” refer to prearranged and on-demand transport service for compensation in which drivers and passenger connect via digital applications or platform;

●	“ordinary shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares, of nominal or par value US$0.0002 per share;

●	“quick commerce” refer to prearranged and on-demand delivery service for goods or products in exchange for compensation, facilitated through digital applications or platforms, connecting consumers with delivery providers;

●	“S$” or “SGD” refer to Singapore dollar(s), the legal currency of Singapore; and

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to United States dollar(s), the legal currency of the United States.

Non-US GAAP Financial Measures

Unless otherwise stated or unless the context otherwise requires, in this prospects:

●	“Adjusted EBITDA” is a non-US GAAP financial measure calculated as net loss adjusted to exclude: (a) finance cost, (b) income tax expenses, (c) depreciation and amortization, (d) share-based compensation expenses, (e) impairment loss on goodwill, and (f) share listing and associated expenses.

6

The Offering

Class A Ordinary Shares to be Offered by Selling Shareholders	Up to 1,132,242 of our Class A Ordinary Shares, par value US$0.0002 per share.

Use of Proceeds	All Class A Ordinary Shares offered by this prospectus are being registered for the accounts of the Selling Shareholders, and we will not receive any proceeds from the sale of these shares. See “Use of Proceeds” for additional information.

Plan of Distribution	The Selling Shareholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Class A Ordinary Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may also resell the Class A Ordinary Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions

NYSE American Symbol	Our Class A Ordinary Shares are listed on NYSE American under the symbol “RYDE”.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the Class A Ordinary Shares.

7

Risk Factors

Investing in our Class A Ordinary Shares entails a significant level of risk. Before investing in the Class A Ordinary Shares, you should carefully consider all of the risks and uncertainties mentioned in this section, in addition to all of the other information in this prospectus, including the financial statements and related notes. We may face additional risks and uncertainties aside from the ones mentioned below. There may be risks and uncertainties that we are unaware of, or that we currently do not consider material, that may become important factors that could adversely affect our business in the future. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and prospects. In such case, the market prices of the Class A Ordinary Shares could decline, and you may lose part or all of your investment.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Our business is still in an early stage of growth. If our business does not continue to grow, or our aspirations to become a super mobility app do not materialize, grows slower than expected, fails to grow as large as expected, or fails to turn profitable, our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

Although our business has grown since our inception in 2014, our business is still in a relatively early stage of growth. Therefore, there is no assurance that we will achieve and maintain growth and profitability across all our business segments. There is also no assurance that market acceptance of our offerings will continue to grow, or that new offerings will be accepted. In addition, our business could be impacted by macro-economic conditions and their effect on discretionary consumer spending, which in turn could impact consumer demand for offerings made available through our platform.

Our management believes that our growth is dependent on several factors, including our ability to:

●	expand and diversify our mobility and quick commerce offerings, which include innovating in new areas and these often require us to make investments and absorb losses while we build scale;

●	increase the scale of the driver partner base and increase consumer usage of our platform and the synergies within our ecosystem;

●	optimize our cost efficiency;

●	develop our super mobility app, the tools we provide our driver partners, along with our other technology and infrastructure;

●	recruit and retain high quality talent;

●	enhance our reputation and brand;

●	ensure adequate safety and hygiene standards are established and maintained across our offerings;

●	seek to form strategic partnerships, including with leading multinationals and global brands;

●	manage our relationships with stakeholders and regulators in Singapore or other jurisdictions in the future, as well as the impact of existing and evolving regulations;

●	obtain and maintain licenses and regulatory approvals that may be required for our offerings; and

●	compete effectively with our competitors.

We may not successfully accomplish any of these objectives.

8

In addition, achieving profitability will require us, for example, to continue to grow and scale our business, manage promotion and incentive spending, improve monetization, reduce marketing and other spending and increase consumer spending.

We cannot assure you that we will be able to continue to grow and manage each of our segments or our super mobility app platform or achieve or maintain profitability. Our success will depend substantially on our ability to develop appropriate strategies and plans, including our sales and marketing efforts, and the ability to implement such plans effectively. If driver partners and consumers accessing offerings on our platform do not perceive us as beneficial, or choose not to utilize us, the market for our business may not further develop, may develop slower than expected, or may not achieve the growth potential or profitability we expect, any of which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We face intense competition across the segments and in the market we serve.

We face competition in each of our segments and in the Singapore market. The segments and market in which we operate are intensely competitive and characterized by shifting user preferences and introductions of new services and offerings. We compete for both driver partners and consumers accessing offerings through our platform.

Our competitors may operate in single or multiple segments and in a single market or regionally across multiple markets. These competitors may be well-established or new entrants and focused on providing low-cost alternatives or higher quality offerings, or any combination thereof, which may adversely affect our market share. New competitors may include established players with existing businesses in other segments or markets that expand to compete in our segments or market. Our competitors in Singapore may enjoy competitive advantages such as reputational advantages, better brand recognition, longer operating histories, larger marketing budgets, and more supportive regulatory regimes and may also offer discounted services, driver partners incentives, consumer incentives, discounts or promotions, innovative services and offerings, or alternative pricing models. From time-to-time, competitive factors have caused, and may continue to cause, us to adjust prices or fees and commissions and increase driver partner or consumer incentives and marketing expenses, which has impacted and could continue to impact our revenues and costs. In addition, some of our competitors may consolidate to expand their market position and capabilities, establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. For example, in 2018 Grab acquired Uber’s Southeast Asia operations, with Grab integrating Uber’s ridesharing and food delivery business in the region into Grab’s existing multi-modal transportation and fintech platform.

In our segments and market, the barriers to entry are low and driver partners and consumers may choose alternative platforms or services. Our competitors may adopt certain of our services and/or features or may adopt innovations that consumers or driver partners value more highly than ours, which could render the offerings on our platform less attractive or reduce our ability to differentiate our offerings. The driver partners may shift to the platform with the highest earning potential or highest volume of work and lowest commissions. Driver partners and consumers may shift to the platform that otherwise provides them with the best opportunities. Consumers may access driver services through the lowest-cost or highest-quality provider or platform or a provider or platform that provides better choices or a more convenient technology. With respect to our platform, driver partners and consumers may shift to other platforms based on overall user experience and convenience, tools to enhance profitability, integration with mobile and networking applications, quality of mobile applications, and convenience of payment settlement services.

In our quick commerce segment, we face competition from on-demand, last-mile package delivery players such as Lalamove, GrabExpress and Pickupp. In addition, many merchants may own and operate their own delivery fleets, bypassing the need for our on-demand delivery service. For example, supermarkets, grocery, and convenience stores are able to utilize their in-house delivery services which are owned by them.

9

In our mobility segment, we face competition from ride-hailing and carpooling service providers such as ComfortDelGro, TADA, Gojek and Grab, as well as licensed taxi operators such as Comfort Taxi, CityCab, SMRT Taxis, Trans-cab, Premier Taxis and Prime Taxi. In addition, consumers have other options including public transportation and personal vehicle ownership. Furthermore, there are many companies currently involved in the research and development of autonomous vehicles. Though we do not believe that such technology will become commercially available soon, it may disrupt the ride-hailing industry in the future.

Any failure to successfully compete or adapt quickly to the changing market conditions and trends could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We may not be able to continue to raise sufficient capital or achieve or sustain profitability.

We invest in our business, including, among others, (i) expanding the quick commerce and mobility offerings on our platform; (ii) increasing the scale of the driver partner base and consumer base accessing offerings on our platform; (iii) developing and enhancing our mobile app, (iv) enhancing the tools that we provide for the driver partners, our payments network and other technology and infrastructure and (v) recruiting quality talent. We also have plans to develop our business across countries, where each country has different infrastructure, regulations, systems, and user expectations, with a strategy that involves a hyperlocal approach to our operations, all of which require more investment than if we only operated in one country. Our offerings require us to make investments and develop scale in order to achieve profitability. To be competitive, generate scale and increase liquidity, from time to time we will adjust commissions and offer driver partners and consumers incentives, which also reduces our revenue. We will continue to require significant capital investment to support and grow our business. Issuances of equity or convertible debt securities could cause existing shareholders to suffer significant dilution, and any new equity securities issued may have rights, preferences, and privileges superior to those of existing shareholders. Debt financing could contain restrictive covenants relating to financial and operational matters including restrictions on the ability to incur additional secured or unsecured indebtedness that may make it more difficult to obtain additional capital with which to pursue business opportunities. We may not be able to obtain additional financing on acceptable terms, if at all.

Any failure to increase our revenue, manage the increase in our operating expenses, continue to raise capital or manage our liquidity could prevent us from achieving or maintaining profitability, and could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Our ability to achieve profitability is dependent on our ability to reduce the amount of driver partner and consumer incentives we pay relative to the commissions and fees we receive for our services.

Our business model includes payment of incentives to our driver partners (which are typically awarded to our driver partners when they complete a certain number of trips within a certain period) and consumers (‘cashback’ or bonuses by way of RydeCoins are awarded to consumers as part of the promotions or marketing campaigns, typically when they complete a trip or multiple trips). Our ability to increase our revenues and achieve profitability is therefore dependent on our ability to effectively use incentives to encourage the use of our platform and over time to reduce the amount of incentives we pay to both our driver partners and consumers of our services relative to the amount of commissions and fees we receive for our services. If we are unable to reduce the amount of incentives, we pay overtime relative to the commissions and fees we receive, it will likely impact our ability to increase our revenues, raise capital and achieve profitability, any or all of which could prevent us from continuing as a going concern or maintaining or increasing profitability. In addition, given our use of incentives to encourage use of our platform, future decreases in the use of incentives could also result in decreased growth in the number of users and driver partners or an overall decrease in users and driver partners and decreases in our revenues, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

10

Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business and prospects.

We operate across the mobility and quick commerce segments in Singapore, in which we are subject to various regulations.

The focus areas of regulatory risk that we are exposed to include, among others: (i) evolution of laws and regulations applicable to mobility and quick commerce offerings, (ii) various forms of data regulation such as data privacy, data portability, cybersecurity and advertising or marketing, (iii) gig economy regulations, (iv) anti-trust regulations, (v) economic regulations such as price, supply regulation, safety, health and environment regulations, (vi) foreign ownership restrictions, and (vii) regulations regarding the provision of online services, including with respect to the internet and mobile devices.

In addition, we may not be able to obtain all the licenses, permits and approvals that may be necessary to provide our offerings and those we plan to offer. As the segments we operate in are relatively new and disruptive in our market, the relevant laws and regulations are often evolving. For this reason, we cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire, we will be able to renew them. We cannot assure you that our interpretations of the rules and our exemptions have always been or will be consistent with that of local regulators. As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in.

Our business is subject to regulations from various regulators within the jurisdiction we operate in, and such regulators may not always act in concert. As a result, we may be subject to requirements which separately may not be materially adverse to us but when taken together could have a material impact on us.

Segments of our businesses that are currently unregulated could become regulated, or segments of our businesses that are already regulated could be subject to new and changing regulatory requirements. Various proposals which may impact our business are currently before national regulatory entities regarding issues related to our business and business model. For example, in Singapore, the Ministry of Manpower (“MOM”) convened the Advisory Committee on Platform Workers to look into strengthening protections for platform workers, possibly in the form of legislative changes, specifically for delivery persons, private-hire drivers and taxi drivers. The Singapore government has accepted the recommendations given by the Advisory Committee on Platform Workers and are looking to implement the recommendations in a progressive manner from the later part of 2024 at the earliest. It is contemplated for there to be changes to the applicable legislation. As such, we may be required to make operational adjustments to comply with the necessary regulatory requirements, in order to avoid incurring penalties or disruptions in operations, which could involve significant costs or may not be practicable.

Compliance with existing or new laws and regulations could expose us to liabilities or cause us to incur significant expenses or otherwise impact our offerings or prospects, such as providing minimum base fare guarantee, contribution of driver partners’ Central Provident Fund (CPF) and paying for driver partners’ insurance. Additionally, as we expand our offerings in new areas, we may become subject to additional laws and regulations, which may require licenses to be obtained for us to provide new offerings or continue to provide existing offerings in Singapore. Further, developments in environmental regulations, such as those applicable to vehicles that run on fossil fuels, may adversely impact our mobility and quick commerce businesses.

Our actual or perceived failure to comply with applicable regulations could expose us to regulatory actions, including, but not limited to, potential fines, orders to temporarily or permanently cease all or some of our business activities, a prohibition on taking on new consumers and driver partners, and the implementation of mandated remedial measures. Any such actions could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

For more information on the permits, licenses, laws and regulations applicable to our business, please refer to the section titled “Regulations”.

Our brand and reputation are amongst our most important assets and are critical to the success of our business.

Our brand and reputation are amongst our most important assets. We believe “Ryde” is a household name in Singapore that is synonymous with our offerings. Successfully maintaining, protecting, and enhancing our brand and reputation are critical to the success of our business, including the ability to attract and maintain employees, driver partners and consumers accessing offerings available on our platform, and otherwise expand our mobility and quick commerce offerings. Our brand and reputation are also important to maintain or grow our standing in Singapore, including with regulators and community leaders. Any harm to our brand could lead to regulatory action, litigation and government investigations and weaken our ability to effect legislative changes and obtain licenses. In addition, because of our future plans to expand in other countries, an adverse impact on our brand or reputation in Singapore can adversely affect other parts of our business.

11

A variety of factors and/or incidents, including those that are actual and within our control, as well as those that are perceived, rumored, or outside of our control or responsibility, can adversely impact our brand and reputation, such as:

●	complaints or negative publicity, including those related to personal injury or sexual assault cases involving consumers using our mobility offerings;

●	issues with the choices and quality of our services and offerings or trust in our offerings;

●	illegal or inappropriate behavior by employees, consumers or driver partners or other third parties we work with, including relating to the safety of consumers and driver partners;

●	improper, unauthorized, or illegal actions by third parties who conduct fraudulent or other activities, such as phishing-attacks;

●	the convenience and reliability of our mobile app and technology platform, as well as any cybersecurity incidents affecting, disruptions to the availability of, or defects in our platform or mobile app;

●	issues with the pricing of our offerings or the terms on which we do business with platform users including consumers and driver partners;

●	service delays or failures, such as missing, incorrect or cancelled rides, or issues with cleanliness, inappropriate handling during quick commerce deliveries;

●	failing to act responsibly or in compliance with regulatory requirements, some of which may be evolving, in areas including labor, anti-corruption, anti-money laundering, safety and security, data security, privacy, provision of information about consumers and activities on our platform, or environmental requirements in areas including emissions, sustainability, human rights, diversity, non-discrimination and support for employees, driver partners and the local community; and

●	media or legislative scrutiny or litigation or investigations by regulators or other third parties.

Any harm to our brand or reputation, including as a result of or related to any of the foregoing, could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

If we fail to manage our growth effectively, our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

Since our inception in 2014, we have experienced growth in our employee headcount, the number of consumers and driver partners using our platform, our offerings and scale of our operations. We have also expanded through strategic partnerships. This expansion increases the complexity of our business and has placed, and will continue to place significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Our risk management function, particularly relating to enterprise-wide risk management are in relatively early stages of development and therefore we may be unable to identify, mitigate and remediate risks as they develop. We may not be able to manage our growth effectively, which could damage our reputation and negatively affect our operating results. Properly managing our growth will require us to establish consistent policies across functions as well as additional localized policies where necessary. A failure to effectively develop and implement any such policies could harm our business. In addition, as we expand, if we are unsuccessful in hiring, training, managing, and integrating new employees and staff to help manage and operate our businesses, or if we are not successful in retaining our existing employees and staff, our business may be harmed.

To manage the growth of our operations and personnel and improve the technology that supports our business operations, our financial and management systems, disclosure controls and procedures, and our internal controls over financial reporting, we will be required to commit substantial financial, operational, and technical resources. In particular, upgrades to our technology or network infrastructure are critical in supporting our growth, and without effective upgrades, we could experience unanticipated system disruptions, slow response times, or poor experiences for consumers and driver partners. As our operations continue to expand, our technology infrastructure systems will need to be scaled to support our operations. In addition, our organizational structure will continue to grow as our platform is used by additional consumers and driver partners, and as we add employees, services and offerings, and technologies. As we continue to expand, including potentially through acquisitions and strategic partnerships, which may include expansion into business activities where we have limited experience, such as financial services, car leasing etc, or no experience at all, we are also expecting the organizational structure to grow and change. If we do not manage the growth of our business and operations effectively, the quality of our platform and the efficiency of our operations could suffer, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

12

If we are required to reclassify driver partners as employees or otherwise, or if driver partners and/or employees unionize, there may be adverse business, financial, tax, legal and other consequences.

The independent contractor status of driver partners is currently being challenged in courts, by government agencies, non-governmental organizations, groups of drivers, labor unions and trade associations all around the world. The tests governing whether a driver partner is an independent contractor, or an employee vary by governing law and are typically highly sensitive to certain factors including, among others, changes in public opinion and political conditions. We believe that the driver partners are independent contractors based on existing employment classification frameworks, because, among other things, they: (i) can choose whether, when, where, and the manner and means to provide services on our platform; (ii) are able to provide services on our competitors’ platforms; (iii) have each acknowledged and agreed when signing up to our terms and conditions that their relationship with us does not constitute an employment relationship; (iv) may provide their own vehicles to perform services and are also able to rent cars (as lessees) from any rental company, if needed; and (v) pay a commission for using our platform. Changes to laws or regulations governing the definition or classification of independent contractors, or judicial decisions regarding independent contractor classification, could require reclassification of driver partners as employees, and if so, we would be required to incur significant additional expenses for compensating driver partners, potentially including expenses associated with the application of wage and hour laws, which may include requirements to pay wages for periods when a driver partner is offline or not driving through our platform, overtime, meal and rest period requirements, employee benefits (including requirements with respect to Central Provident Fund (CPF) contribution and compulsory insurance fees), taxes, and penalties. In addition, a determination that driver partners are employees or ostensible agents could lead to claims, charges or other proceedings under laws and regulations applicable to employers and employees, such as claims of joint employer liability or agency liability, harassment and discrimination, and unionization. New employment classifications could be created and applied to the driver partners, with additional requirements imposed on us beyond current requirements. Any such reclassification or new classifications could have a significant impact on our labor costs, business operations and employee relations, and an adverse effect on our business and financial condition.

Although our position with respect to the independent contractor status of driver partners has generally been upheld in Singapore, we may face challenges from potential changes pertaining to the employee status of driver partners.

Furthermore, we have historically strived to provide driver partner benefits and schemes including offering support to driver partners during the COVID-19 pandemic. Such benefits may in certain cases go beyond any statutory requirements and are used to both acquire and encourage the frequent use of our platform by driver partners as well as to demonstrate to stakeholders and regulators that we are a responsible and good partner to our platform users. However, despite such efforts, regulators may deem our benefits and welfare schemes insufficient and impose additional requirements on companies like us or change relevant laws or regulations. Policies could change due to, among others, driver welfare concerns with respect to matters such as income protection and certainty, long-term financial condition, professional development, the need for health or other insurance, retirement benefits, the need for fair working conditions and the desire to provide a forum to voice opinions and complaints, and we may not be successful in defending the independent contractor status of driver partners in Singapore or other jurisdictions we may expand into in the future. The costs associated with complying with future regulations or defending, settling, or resolving pending and future lawsuits relating to the independent contractor status of the driver partners could be material to our business.

In addition, even if we are successful in defending such independent contractor status, governments may nevertheless impose additional requirements on us with respect to our independent contractors. Although we do work with certain regulators to address these concerns, including discussing new categories of employment to cater to the needs of gig economy workers in a financially sustainable manner for platform companies such as us, we may not be successful in these efforts or be able to do so without impacting consumer experience. We may need to incur substantial additional expenses to provide additional benefits to our independent contractors if required or requested by regulators.

The occurrence of any of the foregoing events could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

13

If we are unable to continue to grow our base of platform users, including driver partners and consumers accessing our offerings, our value proposition for each constituent group could diminish, impacting our results of operations and prospects.

Our success depends on our ability to increase the scale of the driver partner base and the number of consumers transacting through our platform. A key focus of our growth strategy has been to develop a super mobility app to create an ecosystem with synergies driving more users on both the supply and demand sides to our platform. This ecosystem, and the synergies within our ecosystem, take time to develop and grow, because doing so requires us to replicate our efforts in Singapore, to other cities in the future, where each country has different infrastructure, regulations, systems and user expectations and preferences, as well as a different approach to localizing our operations. Although we believe there are strong synergies among our business segments that help increase the breadth, depth and interconnectedness of our overall ecosystem, there are a number of risks and uncertainties that may impact the attractiveness of our ecosystem, including the following:

●	If consumers are not attracted to our platform or choose quick commerce or mobility services providers outside of our platform, we may be unable to attract or retain driver partners to our platform, which in turn means consumers using our platform may have fewer choices and may not be able to obtain better value options thereby making our platform less attractive to consumers. Consumers choose our platform based on many factors, including the convenience of our mobile app, trust in the services offered through our platform as well as our technology platform and the choices and quality of our services and offerings. A deterioration in any of these factors could result in a decline in the number of consumers using the offerings on our platform, or the frequency with which they use such offerings.

●	If driver partners are not attracted to our platform or choose not to offer their services through our platform, or elect to offer them through a competitor’s platform, we may lack a sufficient supply of driver partners to attract and retain consumers to our platform. Driver partners choose us based on many factors, including the opportunity to earn money, the flexibility and autonomy to choose where, when and how often to work, the tools and opportunities we provide to seek to maximize productivity and other benefits that we provide to them. It is also important that we maintain a balance between demand and supply for mobility and quick commerce services in any given area at any given time. We have experienced and expect to continue to experience driver partner supply constraints from time to time in certain areas or locations within Singapore. To the extent that we experience driver partner supply constraints, we may need to increase, or may not be able to reduce, the driver partners incentives that we offer.

The number of consumers using our platform may decline or fluctuate as a result of many factors, including dissatisfaction with the operation and security of our mobile app or consumer support, pricing levels, dissatisfaction with the quick commerce or mobility offerings or quality of services provided by the driver partners and negative publicity related to our brand or reputation, including as a result of safety incidents, driver partner or community protests or public perception of our business.

The number of driver partners on our platform may decline or fluctuate as a result of a number of factors, including ceasing to provide services through our platform, passage or enforcement of local laws regulating, restricting, prohibiting or taxing the services and offerings of the driver partners, the low costs of switching to alternative platforms, dissatisfaction with our brand or reputation, our pricing model (including potential reductions in incentives) or other aspects of our business. Additionally, driver partner or community protests could also negatively impact driver partners’ perception of us or our industry and impact our ability to recruit and maintain our base of driver partners.

In addition, the synergies we seek to realize from having a super mobility app-led ecosystem may not materialize as we expect them to or in a cost-effective manner. For example, we expect our super mobility app strategy to benefit from maximizing driver partners’ utilization, which we believe will be linked to lower driver partner and consumer acquisition costs due to potentially lower incentives that we need to offer, and increased consumer engagement, retention and spending.

Any inability to maintain or increase the number of consumers or driver partners that use our platform or a failure to effectively develop our super mobility app could have an adverse effect on our ability to maintain and enhance our ecosystem, as well as the synergies within our ecosystem, and otherwise materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

14

Security, privacy, or data breaches involving sensitive, personal or confidential information could also expose us to liability under various laws and regulations, decrease trust in our platform, and increase the risk of litigation and governmental investigation.

Our business involves the collection, storage, processing, and transmission of a significant amount of personal and sensitive data, such as that of driver partners, consumers, employees, job candidates and other third parties. We are subject to numerous laws and regulations designed to protect such data. Laws and regulations that impact our business, and particularly laws, regulations and other measures the Singapore government may take based on privacy and data protection concerns, are increasingly strict and complex, and change frequently. We may also be required to disclose personal data about an individual to a government agency, where the disclosure is necessary in the public interest, or for the purposes of policy formulation or review. Some of these disclosures may put us in a disadvantaged position, especially if the provided data is repurposed for another intent, or adequate protection is not accorded to such data. As such laws increase in their complexity and impose new requirements, we may be required to incur increased costs to comply with data privacy laws and could incur penalties for any non-compliance or breaches. These laws may also limit how we are able to use data. For more information regarding relevant laws and regulations we are subject to.

From time to time, we implement measures in order to protect sensitive and personal data in accordance with our contracts, data protection laws and consumer laws. However, we may be subject to data breach incidents, including where data breach incidents are suffered by third parties that we contract or interact with, that often involve factors beyond our control. We also rely on third-party service providers to host or otherwise process some of our platform users’ data in Singapore and we may have limited control or influence over the security policies or measures adopted by such third-party service providers. Any failure by a third party to prevent or mitigate security breaches or improper access to, or disclosure of, such information could have adverse consequences for us.

Although we maintain, and are in the process of improving, internal access control mechanisms and other security measures to ensure secure and appropriate access to and storage and use of our sensitive, business, personal, financial or confidential information by anyone including our employees, contractors and consultants, these mechanisms may not be entirely effective, or fully complied with internally. As part of periodic reviews carried out by us, we have not identified, but in the future may identify, data protection issues requiring remediation with respect to such measures that require us to further update our compliance functions. Any misappropriation of personal information, including credit card information, could harm our relationship with consumers and driver partners and cause us to incur financial liability and reputational harm. If any person, including any of our employees, improperly breaches our network security or otherwise mismanages or misappropriates driver partners’ or consumers’ personal or sensitive data, we could be subject to regulatory actions and significant fines for violating privacy or data protection and consumer laws or lawsuits for breaching contractual confidentiality or data protection provisions which could result in negative publicity, legal liability, loss of consumers or driver partners and damage to our reputation. We are potentially an attractive target of data security attacks by third parties that may attempt to fraudulently induce employees to disclose information to gain access to our data or the data of platform users. A successful attempt could lead to the compromise of sensitive, business, personal, financial, credit card or other confidential information, which could result in significant liability and a material loss of revenue resulting from the adverse impact on our reputation and brand, a diminished ability to retain or attract new platform users and disruption to our business.

As the techniques used by an individual or a group to obtain unauthorized access could result in unwarranted alteration to our data and source codes, or disable and/or degrade services, and sabotage systems are often complex, not easily recognizable and evasive, we may not be able to anticipate these techniques and implement adequate preventative measures. Such individuals or groups may be able to circumvent our security measures (including, but not limited to, via phishing attacks, malware infection, system intrusion, misuse of systems, website defacement, and denial-of-service attacks) and may improperly access or misappropriate confidential, proprietary, or personal information held by or on behalf of us, disrupt our operations, damage our computers, or otherwise damage our business. Although we have developed, and continue to develop, systems and processes that are designed to protect our servers, platform and data, including personal and sensitive data of the driver partners, consumers, employees, job candidates and other third parties, we cannot guarantee that such measures will be effective at all times. Our efforts may be hindered due to, for example, government surveillance, regulatory requirements or other external events; software bugs or other technical errors or issues; or errors or misconduct of employees, contractors or others; a rapidly evolving threat landscape; and inadequate or failed internal processes or business practice. While we endeavor to protect against or remediate cybersecurity threats or breaches, or to mitigate the impact of any breaches or threats, we may still be subject to potential liability.

Any of the foregoing could subject us to regulatory fines, scrutiny and actions, including, but not limited to, orders to temporarily or permanently cease all or some of our business activities, a prohibition on taking on new consumers or driver partners and the implementation of mandated remedial measures, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

15

Improper, dangerous, illegal or otherwise inappropriate activity by consumers or driver partners or other third parties could harm our business and reputation and expose us to liability.

Due to the breadth of our operations that span across a wide variety of consumers, driver partners and other third parties in Singapore, we are exposed to potential risks and liabilities arising from improper, dangerous, illegal or otherwise inappropriate actions by a wide variety of persons that we have no control over. Although we have implemented certain measures to ensure both driver partner and consumer safety, such measures may not be effective or adequate and any such actions may result in adverse consequences, such as nuisance, property damage, injuries, fatalities, business interruption, brand and reputational damage or significant liabilities for us.

Although there are generally certain qualification processes in place for the driver partners, including profile verification on driver partners, these qualification processes may not bring to light all potentially relevant information and would not bring to light events occurring after the qualification process is complete. In Singapore, certain information may be limited by applicable laws or limited generally, and we also may fail to conduct qualification processes adequately. Furthermore, we do not independently test the driving skills of the driver partners.

In both our mobility and quick commerce businesses, if the driver partners or consumers engage in improper, dangerous, illegal or otherwise inappropriate activities, driver partners and/or consumers may no longer consider offerings on our platform to be safe and we may otherwise suffer adverse consequences, such as liability arising from bodily harm to other users of our platform, and other brand and reputational damage. If consumers or third parties providing other services in partnership with us engage in improper, illegal or otherwise inappropriate activities while using our platform, other consumers and driver partners may also be unwilling to continue using our platform. Despite measures that we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that our measures will be effective.

Any of the foregoing activities, whether or not caused by or known to us, could harm our brand and reputation, result in litigation or regulatory actions, and may otherwise materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We are subject to risks associated with strategic alliances and partnerships.

We have entered into strategic alliances and partnerships with third parties and may continue to do so in the future. For example, we entered into a partnership with an insurance company to provide insurance for riders who make trips using our Ryde platform. These alliances and partnerships subject us to a number of risks, including risks associated with the sharing of proprietary information between parties, non-performance by us or our partners of obligations under relevant agreements, disputes with strategic partners over strategic or operational decisions or other matters, increased expenses in establishing new strategic alliances and non-compete provisions under some of such arrangements which limit our ability to operate in certain market segments, and reputational risks from association with strategic partners, as well as litigation risks associated therewith.

Furthermore, some of our strategic alliances and partnership agreements may contain exclusivity provisions restricting us from providing a particular service outside of the strategic alliance or partnership in Singapore. Although we agree to such restrictions because we believe that the overall strategic alliance or partnership is to our benefit, such restrictions could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

16

We rely significantly on third-party cloud infrastructure services providers and any disruption of or interference with the use of our services could adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Our platform is currently hosted within data centers provided by third-party cloud infrastructure services providers. As the continuing and uninterrupted performance of our platform is critical to our success, any system failures of such third-party providers’ services could reduce the attractiveness of our platform and may adversely affect our ability to meet the requirements of consumers and driver partners when they are using our platform. Third-party cloud infrastructure services providers are vulnerable to damage or interruptions from factors beyond our or their control, including but not limited to computer viruses and other malicious code, denial-of-service attacks, cyber and ransomware attacks, phishing attacks, break-ins, sabotage, vandalism, power loss or other telecommunications failure, fire, flood, hurricane, tornado or other natural disasters, software or hardware errors, failures or crashes and other similar disruptive problems. We expect that if/when we expand to certain jurisdictions outside of Singapore in the future, it may become increasingly difficult to ensure reliability of our platform as we expand, and the usage of our platform increases. Any future disruptions could adversely impact user experience, create negative publicity harming our reputation, impact the quality, availability and speed of the services we provide as well as potentially violate regulatory requirements in relation to technology risk and business continuity risk management. Any of the foregoing could result in interruptions, delays, loss of data, cessations to our operations or in the provision of offerings through our platform and compensation payments to our partners and end consumers, and could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Furthermore, under our agreements with our third-party cloud infrastructure services providers, there are no minimum spending commitments, but there are however, standard rates based on the amount of storage required, and if we exceed the storage provided, we will have to incur additional expenses.

The proper uninterrupted functioning of our highly complex technology platform is essential to our business.

Our business depends on the performance and reliability of our system as well as the efficient and uninterrupted operation of mobile communications systems that are not under our control. Our mobile app platform is a complex system composed of many interoperating components and incorporates software that is highly complex, and therefore, many events that are beyond our control may cause service interruptions or degradations or other performance problems across the whole platform, including but not limited to computer viruses and other malicious code, denial-of-service attacks, cyber and ransomware attacks, phishing attacks, break-ins, sabotage, vandalism, power loss or other telecommunications failure, fire, flood, hurricane, tornado or other natural disasters, software or hardware errors, failures or crashes, and other similar disruptive problems. We may experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our platform. We have certain disaster response procedures, and we or our third-party service providers currently have a business continuity framework in place in all instances. However, there can be no assurance that such framework will be implemented in a cost-effective manner or at all, or that it will prove effective or meet all the expectations of our stakeholders, including our consumers, driver partners and regulators, both current and in the future, in relation to cybersecurity risk, technology risk and business continuity management.

Our software, including third-party or open-source software that is incorporated into our software code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems and unintended interactions between systems could result in our failure to comply with certain regulatory reporting obligations or compliance requirements or the introduction of vulnerabilities into our platform that may be exploited by cyber-attackers or third-parties engaging in fraudulent activities, or could cause downtime that would impact the availability of our platform, which could reduce the attractiveness of our platform to users, increase the likelihood of a successful cyber-attack or result in violations of regulators’ expectations of prescribed technology risk management practices. Further, we may need our third-party service providers to comply with certain regulatory requirements and we cannot assure you that such third-party service providers are able to comply with such requirements. To mitigate this risk, we endeavor to have a diverse pool of third-party service providers. Cyber-attackers and third-parties engaged in fraudulent activities have not exploited vulnerabilities in our platform but may in the future attempt to do so. If the measures we take to prevent these incidents from occurring are unsuccessful, we may incur losses from these fraudulent activities.

Disruptions in internet infrastructure, the absence of available mobile data or global positioning system signals or the failure of telecommunications network operators to provide us with the necessary bandwidth for our services and offerings could also interfere with the speed and availability of our platform. Furthermore, we have no control over the costs of the services provided by Singapore’s telecommunications operators. If mobile internet access fees or other charges to internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease. Our operations also rely on various other third-party software and applications, and disruptions with respect to our usage of any such software could cause business interruption.

17

Furthermore, although we seek to maintain and improve the availability of our platform and to enable rapid releases of new features and services, it may become increasingly difficult to maintain and improve the availability of our platform, especially during peak usage times and as our platform becomes more complex and more services are offered through our mobile app and user traffic increases. If our platform is unavailable when driver partners and consumers and/or platform users attempt to access it or it does not load as quickly as they expect or it experiences capacity constraints, users may seek other offerings including our competitors’ services or offerings and may not return to our platform as often in the future, or at all. This could adversely affect our ability to maintain our ecosystem of driver partners and consumers and decrease the frequency with which they use our platform. We may not effectively address capacity constraints, upgrade systems as needed, or develop technology and network architecture to accommodate actual and anticipated changes in technology.

Any of these events could significantly disrupt our operations, impact user satisfaction and in turn our reputation and subject us to liability, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Our business depends upon the interoperability of our mobile app and platform with different devices, operating systems and third-party software that we do not control.

One of the most important features of our mobile app and platform is their broad interoperability with a range of devices, operating systems, and third-party applications. Our mobile app and platform are accessible from devices running various operating systems such as iOS and Android. We depend on the accessibility of our mobile app and platform across these third-party operating systems and applications that we do not control. Moreover, third-party services are constantly evolving, and we may not be able to modify our platform to assure our compatibility with that of other third parties following development changes. The loss of interoperability, whether due to actions of third parties or otherwise, could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support our platform or effectively roll out updates to our applications. Additionally, in order to deliver high-quality applications, we need to ensure that our platform is designed to work effectively with a range of mobile technologies, systems, networks, and standards. We may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance users’ experience. If consumers or driver partners that utilize our platform encounter any difficulty accessing or using our applications on their mobile devices or if we are unable to adapt to changes in popular mobile operating systems, platform growth and user engagement would be adversely affected.

We also depend on third parties maintaining open marketplaces, including the Apple App Store, Google Play and Huawei App Gallery, which make our mobile app available for download. We cannot assure you that the marketplaces, through which we distribute our mobile app, will maintain their current structures or that such marketplaces will not charge us fees to list our applications for download. If any such marketplaces cease to make our mobile app available for download, this would have a material adverse effect on our business.

In addition, we rely upon certain third parties to provide software or application programming interfaces (“APIs”) for our services and offerings, which are currently important to the functionality of our platform. If such third parties cease to provide access to such third-party software or APIs on terms that we believe to be attractive or reasonable, or do not provide us with the most current version of such software, we may be required to seek comparable solutions from other sources, which may be more expensive or inferior and/or adversely impact user experience. In some cases, such third-party commercial software may be difficult to replace, or become unavailable to us on commercially reasonable terms. Any such changes to or unavailability of third-party software or APIs could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

18

If we do not adequately protect our intellectual property rights, or if third parties claim that we are misappropriating the intellectual property of others, we may incur significant costs and our business operations, financial performance, financial condition, results of operations and prospects may be adversely affected.

Our brand value and technology, including our intellectual property, are some of our core assets. We protect our proprietary rights through a combination of intellectual property and contractual rights. These may include patents, registered designs, trademarks, copyright, trade secrets, licence agreements, confidentiality and non-disclosure agreements with third parties, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights. The efforts we have taken to protect our intellectual property may not be sufficient or effective. In addition, it may be possible for other parties to copy or reverse-engineer our services and offerings or obtain and use the content of our website without authorization. Further, we may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our domain names, trademarks, service marks and other proprietary rights. In the event of any unauthorized use of our intellectual property or other proprietary rights by third parties, legal and contractual remedies available to us may not adequately compensate us. We primarily rely on copyrights and confidential information (including source code, trade secrets, know-how and data) protections, for the purposes of protecting our core technologies and proprietary databases, rather than registered rights such as patents. Further, the registration of intellectual property can be costly, subject to complex laws, rules and regulations, and can be challenged by third parties, and we may choose to limit or not to pursue intellectual property registrations in the future. Our reliance on copyrights and confidential information protections, rather than registered intellectual property rights, may make it more difficult for us to protect some of our core technologies against third-party infringement and could increase the risk of third-party infringement actions against us.

We may also be unable to detect infringement of our intellectual property rights, and even if such violations are found, we may not be successful, and may incur significant expenses in protecting our rights. In addition, our competitors may independently develop technology or services that are equivalent or superior to our technology services. Any enforcement efforts may be time-consuming, costly and may divert management’s attention. Any failure to protect or any loss or dissolution of our intellectual property rights may have an adverse effect on our ability to compete and may adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Furthermore, as we face increasing competition and as our business grows, we may in the future receive notices that claim we have misappropriated, misused, or infringed upon other parties’ intellectual property rights. In addition, as our strategic alliances and partnerships at times involve sharing of intellectual property, we are subject to the risk of our partners alleging we have misappropriated or misused such partner’s intellectual property or our partners infringing our intellectual property.

Any intellectual property claims against us, regardless of merit, could be time consuming and expensive to settle or litigate, could divert our management’s attention and other resources, and could hurt goodwill associated with our brand. These claims may also subject us to significant liability for damages and may result in us having to stop using technology, content, branding, or business methods found to be in violation of another party’s rights. Certain adverse outcomes of such proceedings could adversely affect our ability to compete effectively in existing or future businesses.

We may also be required or may opt to seek a license for the right to use intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, we may be required to pay significant royalties, which may increase our operating expenses. If alternative technology, content, branding, or business methods for any allegedly infringing aspect of our business are not available, we may be unable to compete effectively or we may be prevented from operating our business in Singapore and other potential jurisdictions in the future.

The occurrence of any of the foregoing events could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We may not be able to make acquisitions or investments, or successfully integrate them into our business.

As part of our business strategy, we may enter into or regularly pursue a wide array of potential strategic transactions, including strategic investments, alliances, partnerships, joint ventures and acquisitions, in each case relating to businesses, technologies, services and other assets that we expect to complement our business or that we believe will help to grow our business.

19

These types of transactions involve numerous risks, including, among others:

●	intense competition for suitable targets and partners, which could increase prices and adversely affect our ability to consummate deals on favorable or acceptable terms;

●	complex technologies, terms and arrangements, which may be difficult to implement and manage;

●	failures or delays in closing transactions;

●	difficulties integrating brand identity, technologies, operations, existing contracts, and personnel;

●	failure to realize the anticipated return on investment, benefits or synergies;

●	exclusivity provisions which prevent us from providing a particular service outside of the strategic alliance or partnership in Singapore or other jurisdictions in the future which could serve to limit access to business opportunities;

●	failure to identify the problems, liabilities, or other shortcomings or challenges of an acquired company, partner or technology, including but not limited to issues related to intellectual property, cybersecurity risks, regulatory compliance practices, litigation, security interests over assets, contractual issues, revenue recognition or other accounting practices, or employee or user issues;

●	expanding into business activities where we have limited experience, such as financial services, car leasing etc, or no experience at all;

●	failure to retain key employees, to ensure that we can preserve value in the existing platform and avoid loss of institutional knowledge;

●	risks that regulatory bodies do not approve our acquisitions or business combinations or delay such approvals or other adverse reactions from regulators;

●	regulatory changes that require adjustments to our business or shareholding or rights in relation to subsidiaries or joint ventures; and

●	adverse reactions to acquisitions by investors and other stakeholders.

Each acquisition will require management bandwidth to integrate, commensurate to the size and scale of the acquisition, which may distract our management from executing our existing roadmap. If we fail to address the risks or other problems encountered in connection with future transactions such as the foregoing, or if we fail to successfully integrate or manage such transactions, our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

Any failure by us or our third-party service providers to comply with applicable anti-money laundering or other related laws and regulations could damage our business operations, reputation, financial performance, financial condition, and results of operation, or subject us to other risks.

Our payment and financial services related systems may, in Singapore and other potential markets, be governed by laws and regulations related to payment and financial services activities, including, among other things, laws and regulations relating to privacy, anti-money laundering, counter-terrorist financing, electronic funds transfers, systemic integrity risk assessments, cybersecurity of payment processes, and consumer protection. Our payment and financial services related activities may be susceptible to illegal and improper uses, including money laundering, terrorist financing, and payments to sanctioned parties. These laws and regulations to which we are now or in the future may be subject to are highly complex, may be vague, and could change and may be interpreted to make it difficult or impossible for us to comply with them. Moreover, activities in Singapore where we allow payments in cash may raise additional legal, regulatory, and operational concerns. Operating a business that uses cash may increase our compliance risks with respect to a variety of laws and regulations, including those referred to above. In addition, we may in the future offer new payment options that may be subject to additional regulations and risks. For example, a digital wallet links with a payment service provider. If we fail to comply with applicable laws and regulations, we may be subject to civil or criminal penalties, fines, and higher transaction fees, and we may lose our ability to accept or process online payment, payment card or other related transactions, which could make offerings on our platform less convenient and attractive. In the event of any failure to comply with applicable laws and regulations, our business operations, financial performance, financial condition, results of operations and prospects could be adversely affected.

20

As our business expands, we will need to continue to invest in compliance with applicable laws and regulations, and to conduct appropriate risk assessments and implement appropriate controls. Government authorities may scrutinize or seek to bring actions against us if our systems are used for improper or illegal purposes or if our risk management or controls are not adequately assessed, updated, or implemented, and the foregoing could result in financial or reputational harm to our business.

In addition, laws and regulations related to payments and financial services are evolving, and changes in such laws and regulations could affect our ability to provide services on our platform in the manner that we have done, expect to do, or at all. In addition, as we evolve our business or make changes to our operations, we may be subject to additional laws and regulations. Historical or future non-compliance with these laws and regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions. Costs associated with fines and enforcement actions, as well as reputational harm, changes in compliance requirements, or limits on our ability to expand our service offerings, could harm our business operations, financial performance, financial condition, results of operations and prospects.

We rely on our partnerships with financial institutions and other third parties for payment processing infrastructure and for the provision of services through our platform.

The convenient payment mechanisms provided by our mobile app and platform are key factors contributing to the development of our business. We rely on strategic partnerships with financial institutions and third parties such as Stripe for elements of our payment-processing infrastructure to process and remit payments to and from consumers and driver partners using our platform. If these companies become unwilling or unable to provide these services to us on acceptable terms or at all, our business may be disrupted. For certain payment methods, including credit and debit cards, we generally pay processing and gateway fees, and such fees result in costs.

In addition, online payment providers are under continued pressure to pay increased fees to banks to process funds, and there is no assurance that such online payment providers will not pass on any increased costs. If these fees increase over time, our operating costs will increase, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Failures of the payment processing infrastructure underlying our platform could cause consumers and driver partners to lose trust in our payment systems and could cause them to instead use our competitors’ platforms. If the quality or convenience of our payment processing infrastructure declines as a result of these limitations or for any other reason, the attractiveness of our business to driver partners could be adversely affected. If we are forced to migrate to other third-party payment service providers for any reason, the transition would require significant time and management resources, and may not be as effective, efficient, or well-received by platform users.

Additionally, online payment providers require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit us from providing certain services to some users, be costly to implement, or be difficult to follow. If we fail to comply with these rules or regulations, we may be subject to fines and higher transaction fees and/or lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments. Any of the foregoing risks could adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

In addition, as a platform business, our business model generally provides a platform enabling driver partners and other third parties, such as insurance companies and financial institutions to reach a broader base of consumers. We believe that our platform holds potential in expanding the size and increasing the diversity of the customer base for insurance companies’ and financial institutions by serving as an outreach marketing tool which assist in increasing the exposure and awareness of the insurance companies and financial institutions to end riders who use our application. We achieve this by offering complimentary insurance coverage to our customers and facilitating payments through a variety of credit cards via Stripe, thereby promoting awareness of and familiarity of these insurance companies and financial institutions.

To the extent such third parties use other means to reach consumers instead of our platform, our business operations, financial performance, financial condition, results of operations and prospects could be adversely impacted as we do not provide the services offered through our platform ourselves.

21

Unfavorable media coverage could harm our business operations, financial performance, financial condition, results of operations and prospects.

From time to time, we are the subject of media coverage. Unfavorable publicity regarding, among other things, our business model or offerings, user support, technology, platform changes, platform quality, privacy or security practices, regulatory compliance, financial or operating performance, accounting judgments or management team could adversely affect our reputation. Such negative publicity could also harm the size of our network and the engagement and loyalty of consumers and driver partners that utilize our platform, which could adversely affect our business operations, financial performance, financial condition, results of operations and prospects. Negative publicity could also draw regulator attention and lead to regulatory action or new laws or regulations impacting our business. In addition, the foregoing risks are increased by the widespread use of social media and the increasing incidence of fake or unsubstantiated news, particularly on social media and other online platforms.

As our platform continues to scale and public awareness of our brand increases, any future issues that draw media coverage could have an amplified negative effect on our reputation and brand. In addition, negative publicity related to key brands or influencers that we have partnered with may damage our reputation, even if the publicity is not directly related to us. The occurrence of any of the foregoing could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We rely on the Land Transport Authority of Singapore for the validity of certain licenses.

All potential driver partners are required to go through our security and safety screening checks before being qualified as a driver partner on our platform. Part of this profile verification involves ensuring that driver partners have valid licences issued by the Land Transport Authority of Singapore, in particular, the Taxi Driver’s Vocational License (TDVL) and/or the Private Hire Car Driver’s Vocational License (PDVL). These licenses are a requirement for potential driver partners in Singapore that use our platform, pursuant to applicable law, and our business may be adversely affected to the extent that we depend on the Land Transport Authority of Singapore for the accuracy for such licences still subsisting, or whether it has been revoked.

If the Land Transport Authority of Singapore’s information to us on the validity of such licenses is inaccurate, unqualified drivers may be permitted to conduct passenger trips or make quick commerce deliveries on our platform, and as a result, we may be unable to adequately protect or provide a safe environment for consumers. Qualified drivers may also be inadvertently excluded from our platform, which could adversely affect our reputation and brand.

Any of the foregoing risks could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We depend on talented, experienced and committed personnel, including engineers, to grow and operate our business, and if we are unable to recruit, train, motivate and retain qualified personnel, particularly in the technology sector, our business operations, financial performance, financial condition, results of operations and prospects may be materially and adversely affected.

Due to the nature of our industry, our business needs to constantly upgrade our technical systems which in turn depends on the skills and capability of our employees. In the event we are not able to attract or retain talent, our business may be adversely affected. Therefore, a fundamental driver of our ability to succeed is our ability to recruit, train and retain high-quality management, operations, engineering, and other personnel who are in high demand, are often subject to competing employment offers and are attractive recruiting targets for our competitors. Our senior management, mid-level managers and technology sector employees, including software engineers, DevOps engineers, data analysts, senior product manager, graphic designer are instrumental in implementing our business strategies, executing our business plans and supporting our business operations and growth. There is particularly acute competition for technology sector and technology development employees in Singapore. In addition, we depend on the continued services and performance of our key personnel. Our chairman and CEO, Mr. Terence Zou, and CFO, Mr. Lang Chen Fei and their involvement in our business are important to our success. These key executives play a central role in the development and implementation of our business strategies and initiatives. Any decrease in the involvement of any of these key executives in our business or loss of key personnel, particularly to competitors, could have an adverse effect on our business operations, financial performance, financial condition, results of operations and prospects. The unexpected or abrupt departure of one or more of our key personnel and the failure to effectively transfer knowledge and effect smooth key personnel transitions may in the future have an adverse effect on our business resulting from the loss of such person’s skills, knowledge of our business, and years of industry experience. Although our employment contracts contain non-compete clauses, there is the risk that such non-compete clauses may be deemed unenforceable under applicable law.

22

To attract and retain key personnel, we use equity incentives, among other measures, which may not be sufficient to attract and retain the personnel we require to operate our business effectively. As demand in the technology sector intensifies, we may be required to offer more in terms of cash or equity in order to attract and retain talent, which would increase our expenses. The equity incentives we use to attract, retain, and motivate employees may not be effective, particularly if the value of the underlying stock does not increase commensurate with expectations or consistent with our historical growth. We may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and we may never realize returns on these investments. If we are unable to attract and retain high-quality management and operating personnel as and when required, our business operations, financial performance, financial condition, results of operations and prospects could be adversely affected.

Our ability to recruit and retain talent at desired compensation levels could also be limited by government policies, which at times may favor Singapore nationals rather than hiring talent from abroad, which could impact our talent pool and the costs associated with it. Our ability to recruit and retain talent and maintain good relations with our employees could also be impacted by employee activism over social, political or other matters. There is no assurance that there will be no loss of any of our talented, experienced and committed personnel or that our management succession plans will be successful in grooming successors.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved could expose us to monetary damages or limit the ability to operate our business.

In the course of our business, we may be involved in private actions, collective actions, class actions, investigations, and various other legal proceedings by driver partners, consumers, employees, commercial partners, competitors, or government agencies, among others, relating to, for example, personal injury or property damage cases, wrongful act, subrogation, employment or labor-related disputes such as wrongful termination of employment, consumer complaints, disputes with driver partners, contractual disputes with consumers or suppliers, disputes with third parties and regulatory inquiries or proceedings relating to compliance with competition and data privacy regulations. The results of any such litigation, investigations, and legal proceedings are inherently unpredictable and may be expensive. Any claims against us, whether meritorious or not, could be time consuming, costly, and harmful to our reputation, and could require significant amounts of management time and corporate resources. Furthermore, we may be held jointly responsible for claims against third parties offering their services through our platform, including driver partners. If any of these legal proceedings were to be determined adversely to us, or we were to enter into any settlement arrangement, we could be exposed to monetary damages or be forced to change the way in which we operate our business, which could have an adverse effect on our business operations, financial performance, financial condition, results of operations and prospects.

Any such disputes or future disputes could subject us to negative publicity, have an adverse impact on our brand and reputation, divert management’s time and attention, involve significant costs and otherwise materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We track certain operating metrics with internal systems and tools and do not independently verify such metrics. Certain of our operating metrics are subject to inherent challenges in measurement, and any real or perceived inaccuracies in such metrics may adversely affect our business and reputation.

We track certain key operating metrics, including, among others, our Gross Merchandise Value (“GMV”), driver partners incentives, and consumer incentives, with internal systems and tools that are not independently verified by any third party and which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which we rely. Our internal systems and tools have a number of limitations, and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. If the internal systems and tools we use to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data we report may not be accurate. While these numbers are based on what we believe to be reasonable estimates of our metrics for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. For example, the accuracy of our operating metrics could be impacted by fraudulent users of our platform, and further, we believe that there are consumers who have multiple accounts, even though this is prohibited in our Terms of Service and we implement measures to detect and prevent this behavior. Consumer usage of multiple accounts may cause us to overstate the number of consumers on our platform. In addition, limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operating metrics are not accurate representations of our business, if investors do not perceive our operating metrics to be accurate, or if we discover material inaccuracies with respect to these figures, we expect that our business operations, financial performance, financial condition, results of operations and prospects could be materially and adversely affected.

23

Our use of open-source software (OSS) under restrictive licenses could: (i) adversely affect our ability to license and commercialize certain elements of our proprietary code based on the commercial terms of our choosing; (ii) result in a loss of our trade secrets or other intellectual property rights with respect to certain portions of our proprietary code; and (iii) subject us to litigation and other disputes.

In general, the incorporation of OSS would be a potential cause of concern where the OSS is licensed under restrictive OSS licenses. Under restrictive OSS licenses, a licensee could be required to release to the public the source code of certain elements of its proprietary software which incorporate OSS or modified OSS in a certain manner; and (ii) have been conveyed or distributed to the public, or which the public interacts with. In some cases, restrictive OSS licenses may require a licensee to ensure that elements of its proprietary software are licensed to the public on the terms set out in the relevant OSS license or at no cost. This could allow competitors to use certain elements of the licensee’s proprietary software on a relatively unrestricted basis or develop similar software at a lower cost.

OSS licensors generally do not provide warranties for their OSS, and the OSS may contain security vulnerabilities that we must actively manage or patch. It may be necessary for us to commit substantial resources to remediate our use of OSS under restrictive OSS licenses, for example by engineering alternative or work-around code.

There is an increasing number of OSS license types, and the terms under many of these licenses are unclear or ambiguous, and have not been interpreted by Singapore or foreign courts, and therefore, the potential impact of such licenses on our business is not fully known or predictable. As a result, these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our own proprietary code (and in particular the elements of our proprietary code which incorporates OSS or modified OSS). Furthermore, we could become subject to lawsuits or claims challenging our use of OSS or compliance with OSS license terms. If unsuccessful in these lawsuits or claims, we may face IP infringement or other liabilities, be required to seek costly licenses from third parties for the continued use of third-party IP, be required to re-engineer elements of our proprietary code base (e.g. for the sake of avoiding third-party IP infringement), discontinue or delay the use of infringing aspects of our proprietary code base (such as if re-engineering is not feasible), or disclose and make generally available, in source code form, certain elements of our proprietary code.

More broadly, the use of OSS can give rise to greater risks than the use of commercially acquired software, since open-source licensors usually limit their liability in respect of the use of the OSS, and do not provide support, warranties, indemnifications or other contractual protections regarding the use of the OSS which would ordinarily be provided in the context of commercially acquired software.

Any of the foregoing could adversely impact the value of certain elements of our proprietary code base, and our ability to enforce our intellectual property rights in such code base against third parties. In turn, this could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

24

Increases in fuel, energy, and other costs could adversely affect us.

Factors such as inflation, increased fuel prices, and increased vehicle purchase, rental, or maintenance costs may increase the costs incurred by the driver partners when providing services on our platform. Many of the factors affecting driver partner costs are beyond their control. In many cases, these increased costs may cause driver partners to spend less time providing services on our platform or to seek alternative sources of income. A decreased supply of consumers and driver partners on our platform could harm our business operations, financial performance, financial condition, results of operations and prospects.

Additionally, as with other businesses in Singapore, we expect to face inflationary pressures and a general trend of increase in the costs of overheads such as utilities. Singapore has raised its Goods and Services Tax (“GST”) from 7% to 8% in 2023 and is planning a further GST raise from 8% to 9% in 2024, which could further contribute to cost increases as well. These factors may materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We allow consumers to pay for rides through our platform using cash, which raises numerous operational and safety concerns.

We allow consumers to use cash to pay the driver partners the entire fare of rides (including the service fee payable to us by driver partners from such rides). The use of cash raises numerous operational and safety concerns. The use of cash can increase safety and security risks for the driver partners, including potential robbery, assault, violent or fatal attacks, and other criminal acts. We have undertaken steps to minimize the use of cash by encouraging the use of credit and debit card payments, and providing consumer incentives to encourage the use of RydeCoins. Additionally, in the event that individual accounts breach or are suspected to have breached the terms of use policies, the use of cash will be suspended to reduce fare evasion and phantom bookings. As of the date of this prospectus, the use of cash for certain consumer accounts has been temporarily disabled based on our security algorithms.

In addition, establishing the proper infrastructure to ensure that we receive the correct fee on cash trips is complex, and has in the past meant and may continue to mean that we cannot collect the entire fee for certain cash-based transactions. We have created a system for us to collect and properly account for cash received, though it may not always be effective or convenient. Our system allows us to collect service fee and commissions on cash-based trips by offsetting the amount of cash we would have collected, from the digital wallets of our driver partners. Should the amount in the driver partners’ digital wallet fall below a certain threshold, we will disable the cash payment option for such accounts for consequent trips in order to mitigate the risk of not being able to collect our commissions from driver partners for such cash-based trips. Creating, maintaining, and improving these systems requires significant effort and resources, and we cannot guarantee these systems will be effective in collecting amounts due to us. Further, operating a business that uses cash raises compliance risks with respect to a variety of rules and regulations, including anti-money laundering laws. If driver partners fail to pay us under the terms of our agreements or if our collection systems fail, we may be adversely affected by both the inability to collect amounts due and the cost of enforcing the terms of our contracts, including litigation. Such collection failure and enforcement costs, along with any costs associated with a failure to comply with applicable rules and regulations, could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We have insurance coverage provided by third parties, and we are subject to the risk that this may be insufficient or that insurance providers may be unable to meet their obligations.

We depend on (i) insurance coverage for driver partners and on other types of insurance for additional risks related to our business, and (ii) the driver partners’ ability to procure and maintain insurance required by law. We maintain a number of insurance policies, including, but not limited to, workers’ compensation, and director and officers’ liability. If our insurance providers change the terms of our policies in an adverse manner, our insurance costs could increase, and if the insurance coverage we maintain is not adequate to cover losses that occur, we could be liable for additional costs. Additionally, there are certain types of losses such as from wars, acts of terrorism or some acts of God that generally are not insured because they are either uninsurable or not economically insurable. In the event any of our insurance providers become insolvent, we would be unable to pay any claim that we make.

25

For example, the relevant regulator requires driver partners to carry automobile insurance in Singapore. We rely on a limited number of insurance providers, and should such providers discontinue or increase the cost of coverage, we cannot guarantee that we, on behalf of driver partners, would be able to secure replacement coverage on reasonable terms or at all. If we are required to purchase additional insurance for other aspects of our business, or if we fail to comply with regulations governing insurance coverage, our business could be harmed.

We may also be subject to claims of significant liability based on traffic accidents, injuries, or other incidents that are claimed to have been caused by the driver partners. Even if these claims do not result in liability, we could incur significant costs in investigating and defending against them. If we are subject to claims of liability relating to the acts of driver partners or others using our platform, we may be subject to negative publicity and incur additional expenses, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

We have plans to expand to other countries and are therefore subject to potential risks associated with operating and investing in these countries.

We currently derive all of our revenue from our operations in Singapore. However, we have plans to expand our business in other countries. Our potential operations and investments in these countries may be subject to various risks related to the economic, political and social conditions of the countries in which we may operate in, including risks related to the following:

●	inconsistent and evolving regulations, licensing and legal requirements may increase our operational risks and cost of operations among the countries in which we may operate in;

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

●	the effects of inflation within these countries generally and/or within any specific country in which we may operate may increase our cost of operations;

●	governments or regulators may impose new or more burdensome regulations, taxes or tariffs;

●	political changes may lead to changes in the business, legal and regulatory environments in which we may operate in;

●	economic downturns, political instability, civil disturbances, war, military conflict, religious or ethnic strife, terrorism and general security concerns may negatively affect our operations;

●	enactment or any increase in the enforcement of regulations, including, but not limited to, those related to personal data protection and localization and cybersecurity, may incur compliance costs;

●	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our offerings; and

●	natural disasters like volcanic eruptions, floods, typhoons and earthquakes may impact our operations severely.

For example, volatile political situations in certain Southeast Asian countries could impact our business. Any disruptions in our business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets we potentially may operate in could adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Additionally, the laws in the countries in which we potentially may operate may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the legal regimes in the countries in which we may potentially operate.

Any of the foregoing risks could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

26

Negative publicity, including those relating to any of our Directors, executive officers, shareholders of more than 5% of our ordinary shares, may adversely affect our share price.

Negative publicity or announcements, including those relating to any of our Directors, executive officers, shareholders of more than 5% of our ordinary shares, with or without merit, may adversely affect the market perception of our Group or the performance of the price of our shares, whether or not it is justified. For instance, such negative publicity may arise from unsuccessful attempts in joint ventures, acquisitions or take-overs, or involvement in litigation or insolvency proceedings.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we have plans to expand into in the future could adversely affect our operations.

Natural disaster events (such as earthquakes, tsunamis, volcanic eruptions, floods, tropical weather conditions and landslides), terrorist attacks, civil unrest, protests and other acts of violence or war may adversely disrupt our operations in the countries we may expand into in the future, lead to economic weakness in such countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects. These events could precipitate sudden significant changes in regional and global economic conditions and cycles. These events may also potentially pose significant risks to our people and to our business operations.

RISKS RELATING TO OUR SECURITIES

An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will be established. If an active public market for our Class A Ordinary Shares does not occur, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected.

We may not maintain the listing of our Class A Ordinary Shares on the NYSE American which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

We listed our Class A Ordinary Shares on the NYSE American. In order to continue listing our shares on the NYSE American, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the NYSE American in the future.

If the NYSE American delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Class A Ordinary Shares;

(b)	reduced liquidity for our Class A Ordinary Shares;

(c)	a determination that our Class A Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

27

As long as our Class A Ordinary Shares are listed on the NYSE American, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the NYSE American, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

(a)	fluctuations in our revenue, earnings and cash flow;

(b)	changes in financial estimates by securities analysts;

(c)	additions or departures of key personnel;

(d)	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

(e)	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our business, financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts downgrade their assessment on our Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, or if these securities analysts are not widely respected within the general investment community, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

28

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences for U.S. investors who own our securities.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, for such year, either:

(a)	at least 75% of our gross income for the year is passive income; or

(b)	the average percentage of our assets (determined at the end of each quarter) during the taxable year that produced passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and projected composition of our income and assets, and the expected value of our assets, including goodwill, which is based on the expected price of our Class A Ordinary Shares in the offering, we do not expect to be a PFIC for the current taxable year. However, because PFIC status is determined on an annual basis, and therefore our PFIC status for the current taxable year and any future taxable year will depend upon the future composition of our income and assets, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. investor holds Class A Ordinary Shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds such Class A Ordinary Shares, even if we ceased to meet the threshold requirements for PFIC status. In such case, such a U.S. investor generally will be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to make a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be a PFIC. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of owning and disposing of Class A Ordinary Shares if we are to become classified as a PFIC.

We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

29

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, Section 102(b)(1) of the JOBS Act exempts an emerging growth company from being required to comply with new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards, which may make our Class A Ordinary Shares less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards..

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a)	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b)	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c)	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d)	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2024. In the future, we would lose our foreign private issuer status if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the NYSE American. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

30

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE American corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the NYSE American. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the NYSE American. We will rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American, namely:

(i)	there will not be a necessity to hold meetings of board of directors on at least a quarterly basis, or the requirement for independent directors to have regularly scheduled executive sessions at least annually without the presence of non-independent directors and management;

(ii)	there will be no requirement for the Company to obtain shareholder approval with respect to (a) the establishment (or material amendment to) a stock option or purchase plan or other equity compensation arrangement as specified in Section 711 of the NYSE American LLC Company Guide; (b) the issuance of additional shares as sole or partial consideration for an acquisition of the stock or assets of another company in the circumstances specified in Section 712 of the NYSE American LLC Company Guide; and (c) the issuance of additional shares in connection with a transaction specified in Section 713 of the NYSE American LLC Company Guide, or that will result in a change of control of the Company ; and

(iii)	there will be no requirement for the Company to hold annual meeting of shareholders as specified in Section 704 of the NYSE American LLC Company Guide.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the NYSE American.

We will be required to comply with the additional requirements of the rules and regulations of the SEC and the NYSE American rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, compensation committee and nominating committee, and qualified executive officers.

31

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible than private companies, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability, and conduct all of our operations through our subsidiary, Ryde Technologies Pte. Ltd., outside the United States. All of our assets are located, and our officers and directors reside, and the assets of such persons are located, outside the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

In addition, our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company, the register of mortgages and charges and any special resolutions passed by our shareholders) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

32

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management or members of the board of Directors than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

As our shares are quoted in US$ on the NYSE American, dividends, if any, in respect of our shares will be paid in US$. Fluctuations in the exchange rate between the US$ and other currencies will affect, amongst other things, the foreign currency value of the proceeds which a shareholder would receive upon sale of our shares and the foreign currency value of dividend distributions.

Future issuance of shares by us and sale of shares by our existing shareholders may adversely affect the price of our Class A Ordinary Shares.

In the event we issue or our shareholders sell substantial amounts of our shares in the public market, the price of our shares may be adversely affected. The sale of a significant number of shares in the public market after the listing on the NYSE American, or the issue of further new securities by us, or the perception that such sales or issues may occur, could materially affect the market price of our shares. Such issues or sales may also make it difficult for us to issue new shares and raise the necessary funds in the future at a time and price we deem appropriate.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized and issued ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares are entitled to one vote per share, while holders of Class B Ordinary Shares are entitled to 10 votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The holders of Class B Ordinary Shares will have the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association and approval over any change of control transactions. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

33

Our founder, chairman of the board of directors and chief executive officer, Mr. Terence Zou, and DLG Ventures Pte. Ltd. beneficially own all of our issued and outstanding Class B Ordinary Shares. These Class B Ordinary Shares constitute approximately 18.27% of our total issued and outstanding share capital and approximately 69.10% of the aggregate voting power of our total issued and outstanding share capital as of the date of this prospectus. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

The conversion of by the holders of Class B Ordinary Shares into Class A Ordinary Shares will result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

Holders of Class B Ordinary Shares may convert each Class B Ordinary Share into one fully paid Class A Ordinary Share at any time. The right to convert is exercisable by the holder of the Class B Ordinary Share by delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

In addition, upon the occurrence of any of the following events:

(i) any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person which is not an affiliate of such holder;

(ii) a change of beneficial ownership of any Class B Ordinary Shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares;

(iii) the death of Zou Junming Terence;

(iv) the incapacity of Zou Junming Terence (as determined by a certified medical professional); or

(v) the effective date of termination of Zou Junming Terence’s directorship or employment,

in relation to paragraphs (i) and (ii) only, the Class B Ordinary Shares held by the relevant holder and, in relation to paragraphs (iii), (iv) and (v) only, the Class B Ordinary Shares held by Zou Junming Terence and DLG Ventures Pte. Ltd., shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Accordingly, the conversion by any holder of Class B Ordinary Shares held by it into Class A Ordinary Shares will result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

We may not be able to declare dividends in the future.

We are not legally or contractually required to pay dividends and any determination to pay dividends in the future will be entirely at the discretion of our Board, taking into consideration a number of factors including our level of cash and retained earnings, our financial performance, capital expenditure and expansion plans, working capital requirements and general financial condition, the ability of our subsidiaries to declare and pay dividends to our Company and any applicable restrictions and any other factors that our Board may deem relevant. Please see the section “Dividend Policy” of this prospectus for details.

Pursuant to the Companies Act, no dividends may be paid except out of profits or share premium, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Our ability to declare dividends to our shareholders in the future will be contingent on our future financial performance and distributable reserves of our Company. This is in turn dependent on our ability to implement our future plans, and on regulatory, competitive and technical factors and other factors such as general economic conditions, demand for our ride-hailing and quick commerce services and other factors exclusive to the mobility and quick commerce industry, many of which are beyond our control. Any of these factors could have a material adverse effect on our business operations, prospects, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the offering.

The receipt of dividends from our subsidiaries may also be affected by the passage of new laws, adoption of new regulations and other events outside our control, and our subsidiaries may not continue to meet the applicable legal and regulatory requirements for the payment of dividends in the future. Source withholding tax and exchange rate fluctuations may also apply to dividends and distributions from our subsidiaries to us. If our subsidiaries stop paying dividends or reduce the amount of the dividends they pay to our Company, or dividends become subject to increased tax because of changes in ownership of our subsidiaries or changes in tax laws or treaties, it would have an adverse effect on our ability to pay dividends on our Shares.

Further, in the event that we are required to enter into any loan arrangements with any financial institutions, covenants in the loan agreements may also limit when and how much dividends we can declare and pay out.

34

Special Note regarding Forward-Looking Statements and Industry Data

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “continue” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek” “will,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to execute our strategies, manage growth and maintain our corporate culture;

●	our future business development, financial conditions and results of operations;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our ability to successfully compete in the highly competitive markets;

●	our expectations regarding our relationships with service partners;

●	The safety, affordability, and convenience of our platform and our offerings;

●	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations and financial performance;

●	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;

●	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;

●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

●	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;

●	our ability to maintain, protect, and enhance our intellectual property rights;

●	our ability to successfully acquire and integrate companies and assets;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to prevent disturbance to our information technology systems;

●	our ability to successfully defend litigation brought against us and/or other conflict resolution proceedings;

●	relevant government policies and regulations relating to our industry;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	our ability to implement, maintain, and improve effective internal controls; and

35

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and itis not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to our registration statement on Form F-1, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

Use of Proceeds

All Class A Ordinary Shares offered by this prospectus are being registered for the accounts of the Selling Shareholders and we will not receive any proceeds from the sale of these shares.

Dividend Policy

Our board of directors (“Board”) has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that, in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

We have not previously declared or paid any cash dividends and we do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

36

SELLING SHAREHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Shareholders” include the Selling Shareholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Shareholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,132,242 Class A Ordinary Shares.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by the Selling Shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders, based on its ownership of the Class A Ordinary Shares, as of the date of this prospectus. The third column lists the maximum number of Class A Ordinary Shares that can be offered by this prospectus by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus. The fifth column shows percentages of beneficial ownership before the Offering based on 15,839,871 Class A Ordinary Shares outstanding as at the date of this prospectus. The sixth column shows percentages of beneficial ownership after the Offering based on 15,839,871 Class A Ordinary Shares outstanding as at the date of this prospectus. Beneficial ownership is based on information furnished by the Selling Shareholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

Name of Selling Shareholder	Number of Class A Ordinary Shares owned prior to offering	Maximum number of Class A Ordinary Shares to be sold pursuant to this prospectus	Percentage of Class A Ordinary Shares Ownership before Offering (%)(1)	Number of Class A Ordinary Shares owned after Offering	Percentage of Class A Ordinary Shares Ownership after Offering (%)
Aurora Borealis Investment Services Limited(2)	566,121	566,121	2.92%	0	0.00%
Fang Weisheng(3)	566,121	566,121	2.92%	0	0.00%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Class A Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into ordinary shares, or convertible or exercisable into our Class A Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Selling Shareholder named in the table has sole voting and investment power with respect to the Shares set forth opposite such shareholder’s name.

(2)	The address of Aurora Borealis Investment Services Limited is Unit C, 8/F, OfficePlus Mong Kok, 998 Canton Road, Mong Kok, Kowloon, Hong Kong.

(3)	The address of Fang Weisheng is 2A3506 Yicheng Centre (Area 9), Longhua District, Shenzhen, Guangdong Province, China.

37

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended(the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be incompliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

38

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in Singapore, and substantially all of our assets are located in Singapore. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors – Risks Relating to our Securities and This Offering – You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.”

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty regarding Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive monetary judgment for a definite sum obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that:

(a) the foreign court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

39

(b) the judgment given by the foreign court was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations;

(c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the foreign court;

(d) recognition or enforcement in the Cayman Islands would not be contrary to public policy; and

(e) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

40

Corporate History and Structure

Corporate History

Our vision is to become a “Super mobility app” where multiple mobility tools can be accessed and function seamlessly out of a single app, offering ultimate convenience and reliability for our customers. We currently operate in Singapore, with our core businesses in the following segments:

(i)	mobility, where we provide on-demand and scheduled carpooling and ride-hailing services, matching riders to our driver partners; and

(ii)	quick commerce, where we provide on-demand, scheduled, and multi-stop parcel delivery services.

We set out below our key milestones, which show the growth journey of our Group and development of our service offerings throughout the years.

Year	Milestone
2014	Ryde Technologies Pte. Ltd. was founded by Mr. Terence Zou, our chairman and CEO. At this point in time, well known players Uber and Grab had begun to provide ride hailing services for private hire drivers. We differentiated ourselves by intending to provide an on-demand carpooling offering via our mobile app, with the aim of providing a cleaner, greener, and more efficient way for point-to-point transport users in Singapore to get around. We had a vision to become a technology-focused “Super mobility app” where multiple mobility tools can be accessed and function seamlessly out of a single app, offering ultimate convenience and reliability for consumers.

2015	We launched our on-demand carpooling app to market with the intention of growing our business within the carpooling vertical.

2016	As a young company, we required resources in order to advance our technology capabilities. To this end, we raised S$1 million from a venture capital company. The funds were used to grow our in-house technology team, improving our technology offerings, as well as for initiatives to grow our driver partner supply.

2017

Our in-house technology team identified that, though our carpooling app was able to leverage the technology to provide on-demand carpooling services, the traditional taxi industry in Singapore did not appear to be able to fully utilize the benefits of such technological advances, leading to what we believe was a less than ideal consumer experience, driven by issues such as long wait times for taxis, and acceptance of limited types of non-cash payments or cash-only payments.

To this end, we expanded our service offerings to include ride-hailing services for taxis. Our first taxi partnership was with a Singapore Exchange Securities Trading Limited (“SGX-ST”) listed transport company, which had the largest taxi fleet[1] in Singapore. We onboarded their taxis onto our platform, enabling their taxi drivers to accept taxi-bookings via services integration with our app, as well as allowing our mobile app to connect with their technology infrastructure where needed. Our expansion efforts were supported by the venture capital company that invested an additional S$2.5 million to aid us in further development of our technology infrastructure.

[1]	This information was extracted from Data.gov.sg, a data set titled “Monthly Taxi Population by Company”, which can be accessed at: https://data.gov.sg/dataset/monthly-taxi-population-by-company, with the data accessed on 20 April 2022. Data.gov.sg has not provided its consent to the inclusion of the information cited and attributed to it in this document. While we have taken reasonable actions to ensure that the information is reproduced in its proper form and context and that the information is extracted accurately and fairly, none of our Company, underwriter or any other party has conducted an independent review of this information or verified the accuracy of the contents of the relevant information.

41

2018

We addressed a gap in the market and launched our on-demand pet-friendly travel option, RydePET in February 2018.

In March 2018, Grab acquired Uber’s Southeast Asia operations, which included Singapore. Uber’s exit from the Singapore market, coupled with our success in executing ride-hailing for taxis via our partnership with the SGX-ST listed transport company, prompted us to seize the opportunity to expand our ride-hailing services by entering the private hire driver space.

In May 2018, we became a full-fledged ride-hailing provider as we launched our RydeX service, which comprised of private hire driver fleets.

Our expansion to becoming a full-fledged ride-hailing provider, providing both carpooling and ride-hailing, led us to continue to focus on innovating mobility related lifestyle offerings. To this end, we piloted RydeSEND, our on-demand parcel delivery service, with a beta version launch in September.

2019	Facing stiffer competition following the launch of Gojek’s ride-hailing services in late 2018, we embarked on a strategy to keep our operations lean, charging a competitive commission and platform fee to driver partners and consumers respectively, which helped to entice drivers to join our platform, while keeping consumer demand stable. Bearing in mind the importance of growing our driver partner supply with the greater competition present, we partnered with another transport company to enable their taxi drivers to accept taxi-bookings via services integration with our app, increasing our ride-hailing supply of taxis.

2020

We continued to focus on enhancing our technology platform in order to remain as a low cost, high quality, and convenient choice for consumers to access mobility or parcel delivery services. In January, DLG Ventures Pte. Ltd. (“DLG”) came onboard as an investor, providing S$2.3 million in capital to support us in building up our technology team and offerings. With DLG’s support, we have been able to expand our technology team, which will enable us to enhance our technology platform. This will not only help us offer a better user experience but also allow us to stay competitive in the rapidly evolving ride-hailing market.

In April, the COVID-19 pandemic led to Singapore entering a lockdown period that resulted in many temporary restrictions and on and off adjustments for the ride-hailing industry. Our team deployed innovative, non-monetary schemes to encourage our driver partners to take on and complete more trips.

Maintaining and growing our driver partner supply is a constant priority for us and we therefore partnered with another transport company to enable their taxi drivers to accept taxi-bookings via services integration with our app, further increasing our available ride-hailing taxi fleet size.

2021

Following the LTA’s introduction of a new regulatory framework for the Point-to-Point (P2P) sector in October 2020, we obtained our P2P licenses which came into effect on 30 October 2020 to operate both carpooling and ride-hailing services. As at date of this prospectus, we are one of two players that holds both the Car-Pool Service Operator License and the Ride-Hail Service Operator License.

To further add value for consumers, we rolled out two new adjacent tools. In June, we piloted a deal with an insurance company to provide complimentary insurance for riders who make trips using our Ryde platform, and in December, we launched Ryde+, a value subscription plan for users that unlocks exclusive perks and additional savings on their rides.

2022	In February, we introduced an advance booking function for RydeSEND to allow consumers to schedule delivery, as well as an up-to six (6) stops option, to meet the growing demand of our quick commerce offering.

2023	In February, we acquired Meili Technologies Pte. Ltd. for their software technology to and existing key contractual relationships they have with various clients to further enhance our competitive technology. We also launched support for motorcyclists and walkers to become RydeSEND delivery partners in order to increase our pool of delivery partners to improve our overall fulfillment rate.

2024	In March, the Company completed its initial public offering. The Class A Ordinary Shares began trading on March 6 on the NYSE American under the ticker symbol “RYDE”.

42

Corporate Structure

Our Company was incorporated in the Cayman Islands on 21 February 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$50,000 divided into 250,000,000 ordinary shares of nominal or par value US$0.0002 each, comprising (a) 175,000,000 Class A Ordinary Shares of nominal or par value US$0.0002 each, and (b) 75,000,000 Class B Ordinary Shares of nominal or par value of US$0.0002 each.

The following diagram illustrates our corporate structure as of the date of this prospectus:

43

Description of Share Capital

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (2023 Revision) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital for Ryde Group Ltd is US$50,000 divided into 250,000,000 shares of nominal or par value US$0.0002 each, comprising of (i) 175,000,000 Class A Ordinary Shares of nominal or par value of US$0.0002 each; and (ii) 75,000,000 Class B Ordinary Shares of nominal or par value US$0.0002 each.

As of the date of this prospectus, we have 15,839,871 Class A Ordinary Shares and 3,542,400 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our founder, chairman of the board of directors and chief executive officer, Mr. Terence Zou, and DLG Ventures Pte. Ltd. (“DLG”) beneficially own all of our then issued and outstanding Class B Ordinary Shares. These Class B Ordinary Shares constitute approximately 18.27% of our total issued and outstanding share capital and approximately 69.10% of the aggregate voting power of our total issued and outstanding share capital as of the date of this prospectus. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of our Class A Ordinary Share is entitled to one vote per share. Each holder of our Class B Ordinary Share is entitled to 10 votes per share. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one-for-one. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Our Memorandum and Articles of Association

Our shareholders have adopted a third amended and restated memorandum and articles of association (adopted by special resolution dated 14 September 2023), which we refer to below as our memorandum and articles of association. The following are summaries of material provisions of the memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

44

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one vote and each Class B Ordinary Share shall be entitled to 10 votes on all matters subject to the vote at general meetings of our Company. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least ten days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the ordinary share transferred is free of any lien in favor of the Company; and

●	a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

45

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by special resolution of our shareholders. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent out of available authorized but unissued ordinary shares.

Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

46

Our board of directors may issue preferred shares without action by our shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

47

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

48

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we expect to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

49

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

50

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

51

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our Class A Ordinary Shares are listed on the NYSE American under the symbol “RYDE”.

Transfer Agent and Registrar

The transfer agent and branch registrar for our Shares, which will maintain our branch register located in the United States, will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

52

Taxation

The following summary of the material Cayman Islands, Singapore and U.S. federal income tax consequences of an investment in the Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Singapore and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harney Westwood & Riegels Singapore LLP, our Cayman Islands counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 28 February 2023.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of in the Cayman Islands.

Certain Singapore Tax Considerations

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system.

Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax exempt in the hands of a shareholder, regardless of the tax residence status, shareholding level or legal form of the shareholder.

Accordingly, dividends received in respect of the ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that we are a tax resident of Singapore and under the one-tier system.

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

53

Corporate Income Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and
●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;
(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or
(c)	used to purchase any movable property brought into Singapore.

Foreign income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident corporate taxpayer are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;
(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and
(c)	the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

The prevailing corporate tax rate in Singapore is 17.0%.

With effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000 previously) of the normal chargeable income – 75.0% of the first S$10,000 and 50.0% of the next S$190,000. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

Capital Gains

Any gains considered to be in the nature of capital made from the sale of the Class A Ordinary Shares will not be taxable in Singapore to the extent that they do not fall within the ambit of the new Section 10L of the Income Tax Act 1947 of Singapore (“ITA”), which will come into effect on January 1, 2024. However, any gains derived by any person from the sale of the Class A Ordinary Shares which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.

Under Section 10L of the ITA, gains received in Singapore by an entity of a relevant group from the sale or disposal of any movable or immovable property outside Singapore will be treated as income chargeable to tax under Section 10(1)(g) of the ITA under certain circumstances. The foreign-sourced disposal gains will be subject to tax if the entity does not have adequate economic substance in Singapore and the sale or disposal of the foreign asset occurs on or after January 1, 2024. An entity is a member of a group of entities if its assets, liabilities, income, expenses and cash flows are (a) included in the consolidated financial statements of the parent entity of the group; or (b) excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale. A group is a relevant group if (a) the entities of the group are not all incorporated, registered or established in Singapore; or (b) any entity of the group has a place of business outside Singapore.

Investors are advised to consult their own tax advisors on the applicable tax treatment if they received gains in Singapore from the disposal of the Class A Ordinary Shares.

Holders of the Class A Ordinary Shares who apply or who are required to apply Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be), for Singapore income tax purposes may be required to recognize gains or losses (not being gains or losses in the nature of capital) on the Class A Ordinary Shares, irrespective of disposal, in accordance with FRS 39 or FRS 109 or SFRS(I) 9 (as the case may be).

54

Certain United States Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares by a U.S. Holder (as defined below) that acquires the Class A Ordinary Shares in this annual report and holds the ordinary shares as “capital assets” (generally, property held for investment) under the Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal income tax laws, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as, banks and other financial institutions; insurance companies; pension plans; cooperatives; regulated investment companies; real estate investment trusts; broker-dealers; traders that elect to use a mark-to-market method of accounting; certain former U.S. citizens or long-term residents; tax-exempt entities (including private foundations); holders who acquire their Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation; investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; investors that have a functional currency other than the U.S. dollar; persons holding their Class A Ordinary Shares in connection with a trade or business conducted outside the United States; persons that actually or constructively own 10% or more of our stock (by vote or value); or partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Class A Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ordinary shares will generally be treated as the beneficial owner of the underlying shares represented by the ordinary shares. The remainder of this discussion assumes that a U.S. Holder of the ordinary shares will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares will generally not be subject to U.S. federal income tax.

Dividends

Subject to the PFIC rules described below under “— Passive Foreign Investment Company Considerations”, any cash distributions paid on the ordinary shares (including the amount of any Singapore tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ordinary shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income”; provided that certain conditions are satisfied, including that (1) the ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period and other requirements are met.

55

For U.S. foreign tax credit purposes, dividends paid on the ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are very complex. For example, certain Treasury Regulations promulgated in December 2021 imposed requirements regarding the eligibility of creditable taxes for U.S. holders and recent notices from the IRS provided temporary relief from such Treasury Regulations, provided certain requirements are satisfied. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the effects of any applicable income tax treaties and any Treasury Regulations or IRS guidance.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which may limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ordinary shares, including the availability of the foreign tax credit under its particular circumstances and the effects of any applicable income tax treaties and the recent Treasury Regulations and IRS guidance discussed above.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a)75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. Cash is generally a passive asset. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based upon our current and expected income and assets (including goodwill), we do not expect to be a PFIC for the current taxable year. However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and any unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial price offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and any unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

56

A U.S. Holder that holds stock in a non-U.S. corporation during any taxable year in which the corporation is treated as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the stock and (b) any “excess distribution” by the corporation to the holder, unless the holder elects to treat the PFIC as a “qualified electing fund” (“QEF”) or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to PFIC stock that exceeds 125% of the average of such distributions over the preceding three-year period or, if shorter, the U.S. Holder’s holding period for its shares. Excess distributions and gains on the sale, exchange or other disposition of stock of a corporation which was a PFIC at any time during the U.S. Holder’s holding period are allocated ratably to each day of the U.S. Holder’s holding period. Amounts allocated to the taxable year in which the disposition occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition. Amounts allocated to each of the other taxable years in the U.S. Holder’s holding period are not included in gross income for the year of the disposition, but are subject to a tax (equal to the highest ordinary income tax rates in effect for those years, and increased by an interest charge at the rate applicable to income tax deficiencies) that is added to the tax otherwise due for the taxable year in which the disposition occurs. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Equity Shares cannot be treated as capital, even if a U.S. Holder held such Equity Shares as capital assets. The preferential U.S. federal income tax rates for dividends and long-term capital gain of individual U.S. Holders (as well as certain trusts and estates) would not apply, and special rates would apply for calculating the amount of the foreign tax credit with respect to excess distributions.

If a corporation is a PFIC for any taxable year during which a U.S. Holder holds shares in the corporation, then the corporation generally will continue to be treated as a PFIC with respect to the holder’s shares, even if the corporation no longer satisfies either the passive income or passive asset tests described above, unless the U.S. Holder terminates this deemed PFIC status by electing to recognize gain, which will be taxed under the excess distribution rules as if such shares had been sold on the last day of the last taxable year for which the corporation was a PFIC.

The excess distribution rules may be avoided if a U.S. Holder makes a QEF election effective beginning with the first taxable year in the holder’s holding period in which the corporation is a PFIC. A U.S. Holder that makes a QEF election is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. A U.S. Holder whose QEF election is effective after the first taxable year during the holder’s holding period in which the corporation is a PFIC will continue to be subject to the excess distribution rules for years beginning with such first taxable year for which the QEF election is effective.

In general, a U.S. Holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. In certain circumstances, a U.S. Holder may be able to make a retroactive QEF election. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, the corporation must annually provide or make available to the holder certain information. We do not intend to provide to U.S. Holders the information required to make a valid QEF election and we currently make no undertaking to provide such information. Accordingly, it is currently anticipated that a U.S. Holder will not be able to avoid the special tax rules described above by making the QEF election.

As an alternative to making a QEF election, a U.S. Holder may make a “mark-to-market” election with respect to its PFIC shares if the shares meet certain minimum trading requirements. If a U.S. Holder makes a valid mark-to-market election for the first tax year in which such holder holds (or is deemed to hold) stock in a corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its stock. Instead, a U.S. Holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the shares that the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in the shares. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the shares over the fair market value of the shares as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the shares included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in the shares will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of the shares, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of shares to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the shares cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if a U.S. Holder makes a mark-to-market election for PFIC stock after the beginning of the holder’s holding period for the stock, a coordination rule applies to ensure that the holder does not avoid the tax and interest charge with respect to amounts attributable to periods before the election.

57

A mark-to-market election is available only if the shares are considered “marketable” for these purposes. Shares will be marketable if they are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. Holder should ask its own tax advisor whether a mark-to-market election is available or desirable.

A U.S. Holder of PFIC stock must generally file an IRS Form 8621 annually. A U.S. Holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. Holder (i) receives certain direct or indirect distributions from a PFIC, (ii) recognizes gain on a direct or indirect disposition of PFIC stock, or (iii) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and, if we are treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our ordinary shares. We provide no advice on taxation matters.

Information with Respect to Foreign Financial Assets

In addition, certain U.S. Holders may be subject to certain reporting obligations with respect to ordinary shares if the aggregate value of these and certain other “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation for online filing of a FinCEN Report 114—Foreign Bank and Financial Accounts Report as a result of holding ordinary shares. U.S. Holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of ordinary shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to distributions made on our ordinary shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from the sale, exchange, redemption or other disposition of Equity Shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (or otherwise establishes, in the manner provided by law, an exemption from backup withholding) or to report dividends required to be shown on the U.S. Holder’s U.S. federal income tax returns.

Backup withholding is not an additional income tax, and the amount of any backup withholding from a payment to a U.S. Holder will be allowed as credit against the U.S. Holder’s U.S. federal income tax liability provided that the appropriate returns are filed.

You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.

58

Expenses Related To This Offering

The estimated costs and expenses payable by the Company in connection with the offering described in this registration statement are set forth below. The Selling Shareholders will not bear any portion of such expenses.

SEC registration fee	US$
Legal fees and expenses	US$
Accounting fees and expenses	US$
Miscellaneous	US$
Total	US$

59

Legal Matters

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. Certain legal matters relating to U.S. law will be passed upon for us by Sidley Austin LLP.

60

Experts

The financial statements as of December 31, 2022 and 2023 and for the three years ended December 31, 2021, 2022 and 2023, and the related financial statement schedule incorporated by reference in this prospectus have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the translation of SGD amounts to United States dollar amounts). Such financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, the United States.

61

Where You Can Find Additional Information

We have filed a registration statement, including relevant exhibits and schedules, with the SEC on Form F-1 under the Securities Act with respect to the underlying Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the Class A Ordinary Shares.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

62

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024; and

●	Reports of Foreign Private Issuers on Form 6-K furnished to the SEC on March 6, March 8 and March 15, 2024;

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

63

PART II

Information Not Required In Prospectus

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023, we will agree to indemnify our directors against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the following securities without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration pursuant to Section 4(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Purchaser	Date of Sale or Issuance	Title and Number of Securities	Consideration (US$ millions, except for exercise price)
DLG Ventures Pte. Ltd.	April 14, 2023	989,330 Class A Ordinary Shares	2.695
Certain Investors	September 15, 2023	1,155,350 Class A Ordinary Shares	3.250
Certain Meili Technologies Pte. Ltd. Noteholders	September 15, 2023	38,251 Class A Ordinary	0.450
Certain employees and consultants	Various date	3,218,276 Class A Ordinary Shares	Nominal price

(1)	Shares issued since September 15, 2023 relating to awards granted under our share incentive plans.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined and Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

Ryde Group Ltd

Exhibit Index

Exhibit Number	Description of Document

3.1	3rd Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-274283), filed with the SEC on September 29, 2023).

4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, filed with the SEC on September 29, 2023).

4.2	Investor Rights Agreement, dated May 5, 2023, among the Registrant and certain shareholders (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

4.3	Restructuring Agreement, dated May 5, 2023 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

5.1	Opinion of Harney Westwood & Riegels Singapore LLP regarding the validity of the Class A Ordinary Shares being registered*

8.1	Opinion of Harney Westwood & Riegels Singapore LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*

10.1	Ryde Group Ltd 2023 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-8 (File No. 333-278873) filed with the SEC on April 23, 2024).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

10.3	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

10.4	Employment Agreement between the Registrant and Tan Ting Yong (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

10.5	Employment Agreement between the Registrant and its Chief Executive Officer (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

10.6	Employment Agreement between the Registrant and its Chief Financial Officer (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

10.7	Shareholders Loan Agreement entered into between Ryde Technologies Pte. Ltd. and DLG Ventures Pte. Ltd. dated March 17, 2023 (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

21.1	List of Significant Subsidiaries (incorporated by reference to Exhibit 21.1 to our Registration Statement on Form F-1 (File No. 333-274283), as amended, initially filed with the SEC on August 31, 2023).

23.1	Consent of Kreit & Chiu CPA LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

107	Filing Fee Table*

#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material.
*	Submitted herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 17, 2024.

Ryde Group Ltd

By:	/s/ Zou Junming Terence
Name:	Zou Junming Terence
Title:	Chairman of the Board of Directors and Chief Executive Officer

II-4

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zou Junming Terence and Lang Chen Fei as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Zou Junming Terence		Chairman of the Board of Directors and Chief Executive Officer	May 17, 2024
Name:	Zou Junming Terence	(principal executive officer)

/s/ Lang Chen Fei		Chief Financial Officer	May 17, 2024
Name:	Lang Chen Fei	(principal accounting and financial officer)

II-5

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ryde Group Ltd, has signed this registration statement or amendment thereto in the City of Newark, State of Delaware on May 17, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

II-6